UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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TAYLOR MORRISON HOME CORPORATION

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TaylorMorrison

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

COBBLESTONE MANOR
HUNTERSVILLE, NC

Scottsdale, Arizona

April 19, 2017

Dear Stockholders:

You are cordially invited to attend the Taylor Morrison Home Corporation 2017 Annual Meeting of Stockholders on Wednesday, May 31, 2017 at 8:30 a.m. local time. The meeting will be held at the offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren Street, Phoenix, Arizona 85004. Our board of directors has fixed the close of business on April 4, 2017 as the record date for determining those holders of our Class A common stock and Class B common stock entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.

The Notice of Annual Meeting of Stockholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including proposals for the election of directors (Proposal 1), an advisory resolution to approve the compensation of our named executive officers (Proposal 2), the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 3) and the approval of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Proposal 4).

Our board of directors recommends that you vote “FOR” each of the director nominees named in this Proxy Statement and “FOR” each of Proposals 2, 3 and 4. Each proposal is described in more detail in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the meeting in person. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form, as applicable.

Sincerely,

Sheryl D. Palmer

President and Chief Executive Officer

TAYLOR MORRISON HOME CORPORATION

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Notice of Annual Meeting of Stockholders

To be Held on May 31, 2017

The 2017 Annual Meeting of Stockholders of Taylor Morrison Home Corporation (the “Annual Meeting”) will be held on Wednesday, May 31, 2017 at 8:30 a.m. local time at the offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren Street, Phoenix, Arizona 85004 for the following purposes:

1.	To elect three Class I directors nominated by our board of directors to serve until the 2020 Annual Meeting of Stockholders;

2.	To conduct an advisory vote to approve the compensation of our named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

4.	To approve the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of record of our Class A common stock and Class B common stock (collectively, our “common stock”) at the close of business on April 4, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

This Notice of Annual Meeting of Stockholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 19, 2017.

Our stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee, you must bring proof of ownership that confirms you are the beneficial owner of those shares.

By order of the board of directors,

Darrell C. Sherman Executive Vice President, Chief Legal Officer and Secretary

Scottsdale, Arizona

April 19, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT: WWW.PROXYVOTE.COM

TOC | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.

Annual Meeting of Stockholders

Date:	Wednesday, May 31, 2017
Time:	8:30 a.m., local time
Location:	Offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren Street, Phoenix, Arizona 85004
Record Date:	April 4, 2017
Voting:	Stockholders as of the record date are entitled to vote. Each share of Class A common stock and Class B common stock is entitled to one vote per share.

Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Sheryl D. Palmer	For	5
Jason Keller	For	5
Peter Lane	For	5
Advisory vote on the compensation of our named executive officers	For	44
Ratification of our independent auditor	For	45
Approval of the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (the “Amended and Restated Plan”)	For	48

Voting Methods

You can vote in one of four ways:

Visit www.proxyvote.com to vote VIA THE INTERNET
Call 1-800-690-6903 to vote BY TELEPHONE
If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote BY MAIL
Attend the meeting to vote IN PERSON

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 30, 2017. Stockholders may revoke their proxies at the times and in the manners described on page 3 of this Proxy Statement.

If your shares are held in “street name” through a bank, broker or other nominee, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares.

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GENERAL INFORMATION

TAYLOR MORRISON HOME CORPORATION

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

Proxy Statement

For the 2017 Annual Meeting of Stockholders

General Information Concerning Proxies and Voting at the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Taylor Morrison Home Corporation (the “Company,” “TMHC,” “we,” “us,” or “our”), a Delaware corporation, of proxies to be voted at our 2017 annual meeting of stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with rules of the Securities and Exchange Commission (“SEC”), on or about April 19, 2017, we sent a Notice of Internet Availability of Proxy Materials (or, upon your request, will deliver printed versions of these proxy materials) and made available our proxy materials over the Internet to the holders of our common stock as of the close of business on April 4, 2017 (the “Record Date”).

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren Street, Phoenix, Arizona 85004, on Wednesday, May 31, 2017 at 8:30 a.m. local time. For directions, please contact our Investor Relations department at 480-734-2060.

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, corporate governance, the compensation of current directors and certain executive officers for the year ended December 31, 2016, and other information.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock (collectively, our “common stock”) at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 52,101,585 shares of our Class A common stock outstanding and entitled to vote and 67,390,504 shares of our Class B common stock outstanding and entitled to vote.

How many votes do I have?

On any matter that is submitted to a vote of our stockholders, the holders of our common stock are entitled to one vote per share of Class A common stock and Class B common stock held by them on the Record Date. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to stockholders for a vote in this Proxy Statement and such other matters as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting. Holders of our common stock are not entitled to cumulative voting in the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name.

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.

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GENERAL INFORMATION

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	The election of three Class I directors nominated by our board of directors to serve until the 2020 Annual Meeting of Stockholders;

2.	An advisory vote to approve the compensation of our named executive officers;

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

4.	Approval of the Amended and Restated Plan.

We will also consider any other business that may properly come before the Annual Meeting. At the date of this Proxy Statement, we know of no business that will be brought before the Annual Meeting other than the matters set forth above.

How do I vote?

Vote by Internet

Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instructions forms provided by their banks, brokers or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone

Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their banks, brokers or other nominees.

Vote by Mail

Stockholders of record may submit proxies by mail by requesting a printed proxy card and completing, signing and dating the printed proxy card and mailing it in the pre-addressed envelopes that will accompany the printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided by their banks, brokers or other nominees and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are “broker non-votes”?” regarding whether your bank, broker or other nominee may vote your uninstructed shares on a particular proposal.

2 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

GENERAL INFORMATION

Vote in Person at the Annual Meeting

All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your bank, broker or nominee and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet or by mail so that your vote will be counted if you decide not to attend.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice stating that the proxy is revoked, bearing a date later than the proxy to Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attn: Chief Legal Officer and Secretary, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (c) attending the Annual Meeting and voting in person. Stockholders of record may send a request for a new proxy card via e-mail to sendmaterial@proxyvote.com, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Stockholders of record may also request a new proxy card by calling 1-800-579-1639. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or other nominee.

What constitutes a quorum at the Annual Meeting?

Transaction of business at the Annual Meeting may occur only if a quorum is present. A quorum will be present if at least a majority of votes represented by the holders of our outstanding Class A common stock and Class B common stock, treated as a single class, are present in person or represented by proxy. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn, as discussed above under the heading “What can I do if I change my mind after I vote?”

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What are “broker non-votes”?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” items. If your shares are held by a bank, broker or other nominee on your behalf and you do not instruct the bank, broker or nominee as to how to vote your shares on Proposals 1, 2 or 4, the bank, broker or other nominee may not exercise discretion to vote for or against those proposals because these proposals are considered “non-routine” by the New York Stock Exchange (“NYSE”). With respect to Proposal 3, the ratification of the appointment of our independent registered public accounting firm, the bank, broker or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instructions.

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GENERAL INFORMATION

What are the voting requirements to elect directors and approve each of the other proposals described in this Proxy Statement?

With respect to Proposal 1, the election of directors, the three Class I director nominees receiving the greatest number of votes cast, even if less than a majority, will be elected. With respect to Proposals 2, 3 and 4, the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the proposal to be approved. With respect to Proposal 1, abstentions and broker non-votes will have no effect on the outcome of this proposal. With respect to Proposals 2, 3 and 4, abstentions will have the effect of voting against these proposals, and, with respect to Proposals 2 and 4, broker non-votes will have no effect on the outcome of these proposals. Brokers may vote shares with respect to Proposal 3 in the absence of client instructions and, thus, there will be no broker non-votes with respect to Proposal 3.

Who will count the votes?

Representatives of the Company will act as inspectors of election. Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from stockholders by telephone, by email, by letter, by facsimile, in person or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request banks, brokers or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, we, upon the request of the banks, brokers and other nominees, will reimburse such holders for their reasonable expenses. We will also bear the cost of retaining any proxy solicitation firm, should we choose to retain one. We would expect the expenses associated with retaining any such proxy solicitation firm would not exceed $25,000.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to each of our stockholders (other than those who have previously requested a printed copy of proxy materials) who held our common stock as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or proxy card (or, for beneficial holders, the voting instruction form) and request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials and in the proxy card (or, for beneficial holders, the voting instruction form). In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the costs and environmental impact of the Annual Meeting.

When will we announce the results of the voting?

We expect to announce the final voting results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If the final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the requirements for admission to the Annual Meeting?

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee that holds your shares, you must bring proof of ownership, such as a bank or brokerage statement, that confirms you are the beneficial owner of those shares. Attendance at the Annual Meeting without voting or revoking a previously submitted proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

4 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

Board Composition

Our board of directors is divided into three classes, and the size of the board is currently fixed at 13, which, pursuant to the terms of the Stockholder Agreement (as defined below), includes one vacancy that the board of directors does not currently plan to fill. In April 2017, Timothy R. Eller, a Class I director, Chairman of our board of directors and a member of our nominating and corporate governance committee, notified the Company of his retirement from the board to be effective as of the Annual Meeting and contemporaneously with the expiration of his current term. Accordingly, he will not be not standing for reelection at the Annual Meeting. Effective upon Mr. Eller’s departure from our board of directors, the size of our board will be reduced from 13 to 12 members (11 seated members and one vacancy) with each class composed as follows:

•

Class I directors: Sheryl D. Palmer, Jason Keller and Peter Lane, whose current terms will expire at the Annual Meeting and who have been nominated by our board of directors for election to our board for a term that will expire at our annual meeting of stockholders to be held in 2020;

•	Class II directors: John Brady, Joe S. Houssian, David C. Merritt and James Sholem, whose current terms will expire at our annual meeting of stockholders to be held in 2018; and

•	Class III directors: Kelvin L. Davis, James Henry, Anne L. Mariucci and Rajath Shourie, whose current terms will expire at our annual meeting of stockholders to be held in 2019.

For more information on the composition of the board of directors, see “Corporate Governance—Information About Our Board of Directors—Process for Identifying and Nominating Directors” and “Corporate Governance—Board Structure and Operations—Composition of our Board of Directors.”

Upon recommendation of our nominating and corporate governance committee, our board of directors has nominated Ms. Palmer and Messrs. Keller and Lane for election as members of our board of directors. Each of Ms. Palmer and Messrs. Keller and Lane is currently serving as a director, and, if elected at the Annual Meeting, Ms. Palmer and Messrs. Keller and Lane will serve as directors until the 2020 Annual Meeting of stockholders or until their respective successor is duly elected and qualified, or until their earlier resignation, removal or retirement. Proxies will be voted in favor of Ms. Palmer and Messrs. Keller and Lane unless the stockholder indicates otherwise on the proxy. Ms. Palmer and Messrs. Keller and Lane have consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. If any nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

In connection with our April 2013 initial public offering (“IPO”), we entered into a Stockholders Agreement, dated as of April 9, 2013 (and as subsequently amended on March 6, 2014), by and among Taylor Morrison Home Corporation and the stockholders of Taylor Morrison Home Corporation named therein (as amended, the “Stockholders Agreement”), which include our Principal Equityholders, as described below. The Stockholders Agreement contains provisions related to the composition of our board of directors and its committees. Among other things, the Stockholders Agreement gives an affiliate of TPG Global, LLC (the “TPG Holding Vehicle”), an affiliate of Oaktree Capital Management, L.P. (the “Oaktree Holding Vehicle”) and JHI Holding Limited Partnership (“JHI” and together with the TPG Holding Vehicle and the Oaktree Holding Vehicle, the “Principal Equityholders”) the right to nominate a majority of the members of our board of directors. The TPG Holding Vehicle has nominated Kelvin L. Davis, Peter Lane and James Sholem to serve on our board of directors, the Oaktree Holding Vehicle has nominated John Brady, Jason Keller and Rajath Shourie to serve on our board of directors and JHI has nominated Joe S. Houssian to serve on our board of directors.

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PROPOSAL 1: ELECTION OF DIRECTORS

Class I Directors for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

SHERYL D. PALMER AGE 55

Ms. Palmer became our predecessor’s President and Chief Executive Officer and a member of its board of directors in August 2007 after previously serving as Executive Vice President for the West Region of Morrison Homes. Her previous experience includes senior leadership roles at Blackhawk Corp and Pulte Homes/Del Webb Corporation, each homebuilders and developers of retirement communities, where she last held the title of Nevada Area President at Pulte/Del Webb Corporation. Ms. Palmer brings over 30 years of experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with the Company, Ms. Palmer currently serves as a member of the board and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, and as a member of the board and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families.

We believe Ms. Palmer’s over 30 years of industry experience make her a valuable member of our board of directors. In addition, as our President and Chief Executive Officer, the directors believe it is appropriate for her to be a member of our board.

JASON KELLER AGE 47

Mr. Keller has served as a director since July 2011. Mr. Keller is a Managing Director of Oaktree Capital Management L.P. (“Oaktree”) and previously served as Senior Vice President since he joined the firm in July 2007. Mr. Keller oversees the Oaktree real estate group’s land, residential and homebuilding investments. Mr. Keller previously worked as a Vice President in the Real Estate Private Equity division of DLJ/Credit Suisse (“DLJ”), an investment bank. Prior to joining DLJ, Mr. Keller worked in real estate finance at Salomon Brothers and CIBC Oppenheimer, both financial services providers, advising numerous public and private companies, REITs and financial institutions with respect to the acquisition, disposition and recapitalization of their real estate portfolios. He also worked as a real estate manager and developer for D-Street Investments, a boutique private equity firm. Mr. Keller holds a B.A. in Finance from Utah State University and an M.B.A. in Finance and Real Estate from the Wharton School at the University of Pennsylvania. Mr. Keller was nominated by the Oaktree Holding Vehicle.

We believe Mr. Keller’s extensive background in real estate, corporate strategy and corporate finance make him well qualified to serve on our board of directors.

PETER LANE AGE 52

Mr. Lane has served as a director since June 2012. Mr. Lane served as Chief Executive Officer of AXIP Energy Services, LP (formerly known as Valerus Compression Services, “AXIP”), an oilfield services company headquartered in Houston, Texas from 2010 to 2016. Prior to joining AXIP, Mr. Lane was an Operating Partner at TPG Global, LLC (“TPG”) from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company (“Bain”), a global consulting firm, where he led the Dallas and Mexico City offices, as well as its oil and gas practice. He became a Partner at Bain in 2003. Mr. Lane currently serves on the boards of AXIP, FleetPride, Inc. and Petro Harvester Oil & Gas, LLC. Mr. Lane holds a B.S. in physics from the University of Birmingham in the United Kingdom and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Lane was nominated by the TPG Holding Vehicle.

Mr. Lane brings extensive experience in business operations, finance and corporate governance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

In the vote on the election of Class I director nominees, stockholders may:

•	vote FOR all nominees;

•	WITHHOLD votes for all nominees; or

•	WITHHOLD votes as to specific nominees.

Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the board of directors’ nominees. The three Class I director nominees receiving the greatest number of votes cast at the Annual Meeting, even if less than a majority, will be elected. Proxies marked “withhold” and broker non-votes will have no effect on the outcome of this proposal. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the board of directors.

6 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” Each of the Above-Named Director Nominees.

Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

JOHN BRADY AGE 53

Mr. Brady has served as a director since July 2011. Mr. Brady joined Oaktree in 2007 as Managing Director and Head of the global real estate group. From 2003 to 2007, Mr. Brady was Principal and Head of the North American acquisitions business (excluding gaming) at Colony Capital, LLC, a private international real estate-related investment firm in Los Angeles. In 2000, he co-founded The Destination Group, LLC, a private equity investment firm in Los Angeles targeting opportunities in travel and leisure. From 1991 to 2000, Mr. Brady focused on distressed investments for Colony Capital and led Colony’s expansion into Asia in 1998. He holds a B.A. in English from Dartmouth College and an M.B.A. with concentrations in corporate finance and real estate from the University of California at Los Angeles. Mr. Brady was nominated by the Oaktree Holding Vehicle.

Mr. Brady brings to our board of directors extensive experience across a range of real estate investments and property types, including distressed loan portfolio acquisitions and asset management, loan restructurings and workouts, and direct real estate and real estate related acquisitions and financings. For these reasons, we believe he is well qualified to serve on our board of directors.

JOE S. HOUSSIAN AGE 68

Mr. Houssian has served as a director since July 2011. Mr. Houssian founded JH Investments Inc., his personal investment and holding company, in 2007 and has served as its Chairman since. Mr. Houssian began his career in 1973 at Xerox, a multinational document management corporation, before founding Intrawest Resorts Holdings Inc. (“Intrawest”) in 1976. Intrawest grew from an urban residential real estate business into an internationally renowned resort and real estate development company responsible for the success of such preeminent ski resorts as Whistler Blackcomb, as well as dozens of award winning golf courses, resort villages and developments around the world. Mr. Houssian served as Chairman of Intrawest until his departure in 2006 when the firm was sold to Fortress Investments Group, a private equity firm. Mr. Houssian is also the co-founder of Intracorp Capital, L.L.C., a North American urban real estate developer, Versacold Cold Storage, a Canadian refrigeration services provider, Replay Resorts, an integrated hospitality company, and Elemental Energy, an alternative energy development company with operations in the United States and Canada. Mr. Houssian holds an M.B.A. from the University of British Columbia. Mr. Houssian was nominated by JHI.

We believe that Mr. Houssian’s extensive experience in the real estate industry as well as in organizational leadership, corporate governance and finance make him well qualified to serve on our board of directors.

DAVID C. MERRITT AGE 62

Mr. Merritt has served as a director since June 2013. From March 2009 through December 2013, he was the president of BC Partners, Inc., a financial advisory firm. From October 2007 to March 2009, Mr. Merritt served as Senior Vice President and Chief Financial Officer of iCRETE, LLC. Mr. Merritt is a director of publicly traded companies Charter Communications, Inc. and Calpine Corporation and currently serves as Chairman of the audit committee of each company. From 1975 to 1999, Mr. Merritt was an audit and consulting partner of KPMG, serving in a variety of capacities during his years with the firm, including national partner in charge of the media and entertainment practice. Mr. Merritt holds a B.S. degree in Business and Accounting from California State University—Northridge.

As a seasoned director and audit committee chair with extensive accounting experience, Mr. Merritt brings a strong background in leadership, governance and corporate finance to our board of directors and audit committee. For these reasons, we believe he is well qualified to serve on our board of directors.

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PROPOSAL 1: ELECTION OF DIRECTORS

JAMES SHOLEM AGE 32

Mr. Sholem has served as a director since January 2015. Mr. Sholem is a Managing Director at TPG Real Estate. Prior to joining TPG Real Estate in 2011, Mr. Sholem spent his entire career in the Real Estate Principal Investment Area of Goldman, Sachs & Co., an investment bank, focusing on real estate private equity investing in North America. Mr. Sholem has completed over $8 billion of transactions across various real estate asset classes. Mr. Sholem received a B.A., Magna Cum Laude, from Brown University. Mr. Sholem also serves on the Board of Directors of MWest Properties, Inc. and the Governing Board of America Needs You, a non-profit focused on high-potential first-generation college students in the New York City area. Mr. Sholem was nominated by the TPG Holding Vehicle.

Mr. Sholem brings considerable experience in real estate, private equity and corporate finance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

KELVIN L. DAVIS AGE 53

Mr. Davis has served as a director since July 2011. Mr. Davis is the founder and co-head of TPG’s Real Estate Group. He has been a partner at TPG since 2000 and is a member of the firm’s Management Committee. From 2000 to 2009, Mr. Davis led TPG’s North American Buyouts Group, encompassing investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC (“Colony”), a private international real estate investment firm, which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB Realty, he worked at Goldman, Sachs & Co., an investment bank, and with Trammell Crow Company, a real estate developer. Mr. Davis serves on the boards of directors of Caesars Entertainment Corporation, a publicly traded casino and resort developer, and Parkway Properties, Inc., a publicly traded real estate investment trust. He also serves on the board of directors of Catellus Development Corporation, AID Holdings, LLC (d/b/a Enlivant) and Evergreen Industrial Properties. He is also a long-time director (and one-time Chairman) of Los Angeles Team Mentoring, Inc., a charitable mentoring organization, is a trustee of the Los Angeles County Museum of Art and is on the Board of Overseers of the Huntington Library, Art Collections, and Botanical Gardens. Mr. Davis previously served as a director of publicly traded companies AV Homes, Inc. and Cousins Properties Incorporated. Mr. Davis holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard University. Mr. Davis was nominated by the TPG Holding Vehicle.

Mr. Davis brings extensive experience in real estate, management, finance and corporate governance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

JAMES HENRY AGE 70

Mr. Henry has served as a director since March 2013. Mr. Henry has held various positions at Bank of the West, a financial services company, most recently serving as Vice Chairman and Chief Risk Officer from 2006 until his retirement in 2007. For most of his tenure at Bank of the West, Mr. Henry was responsible for operating and growing the bank’s specialty lending groups. Mr. Henry is a Director of Wedgewood, Inc., a privately held, large real estate foreclosure company, and Chief Enterprises, Inc., a privately held auto and heavy equipment supplier, and is a former director and currently serves on the investment committee of the board of directors of the John Muir Health System, a not-for-profit healthcare provider. He holds a B.S. in Business Administration from the University of Dayton and an M.B.A. from DePaul University.

We believe Mr. Henry’s long experience in finance, banking and extensive knowledge of lending practices make him well qualified to serve on our board of directors.

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PROPOSAL 1: ELECTION OF DIRECTORS

ANNE L. MARIUCCI AGE 59

Ms. Mariucci has served as a director since March 2014. Ms. Mariucci has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of executive senior management roles with Del Webb Corporation, a homebuilder, and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb Corporation following its merger with Pulte Homes, Inc. She presently serves on the board of Banner Health, a national nonprofit health care provider. She also serves as a director of CoreCivic, Inc. (f/k/a Corrections Corporation of America), a publicly traded corrections company, Southwest Gas Company, a publicly traded utility company, Arizona State University Foundation and the Fresh Start Women’s Foundation. Since 2003, she has been affiliated with the private equity firms Hawkeye Partners, serving as a member of the Board of Advisors, and Glencoe Capital. She is a past director of the Arizona State Retirement System, Action Performance Companies, the Arizona Board of Regents where she was its immediate past Chairman and the University of Arizona Health Network, as well as a past Trustee of the Urban Land Institute. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business.

Ms. Mariucci brings extensive experience in real estate, homebuilding and corporate governance. For these reasons, we believe she is well qualified to serve on our board of directors.

RAJATH SHOURIE AGE 43

Mr. Shourie has served as a director since July 2011. Mr. Shourie is the Co-Portfolio Manager/Managing Director in Oaktree’s Distressed Debt Group. Mr. Shourie contributes to the analysis, portfolio construction and management of Oaktree’s Distressed Opportunities, Value Opportunities and Strategic Credit strategies. Since joining Oaktree in 2002, Mr. Shourie has spent his time investing in distressed debt. He has invested in the airline/aircraft industry for a number of years, and led the firm’s investments in financial institutions during the global financial crisis. Mr. Shourie has worked with a number of Oaktree’s portfolio companies and has previously served on the board of publicly traded companies STORE Capital Corp., Star Bulk Carriers Corp. and Nine Entertainment Co. He has been an active member on a number of creditors’ committees, including the steering committee in the restructuring of CIT Group. Prior to joining Oaktree, he was an Associate in the Principal Investment area at Goldman, Sachs & Co., and a management consultant at McKinsey & Co. Mr. Shourie earned his B.A. in Economics from Harvard College, where he was elected to Phi Beta Kappa. He then went on to receive an M.B.A. from Harvard Business School, where he was a Baker Scholar. Mr. Shourie was nominated by the Oaktree Holding Vehicle.

Mr. Shourie brings extensive experience in real estate, finance and corporate governance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

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CORPORATE GOVERNANCE

Corporate Governance

We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. We have adopted and implemented charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility and create a culture of honesty and integrity at our company. Our Corporate Governance Guidelines, Code of Conduct and Ethics, various other governance-related information and board committee charters are available on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Corporate Governance.”

Controlled Company

For purposes of NYSE rules, we are a “controlled company.” Under those rules, “controlled companies” are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Together, the Principal Equityholders control more than 50% of the combined voting power of our common stock and are able to elect a majority of our board of directors. Accordingly, we are eligible for certain exemptions from the NYSE rules. Specifically, as a “controlled company” under NYSE rules, we are not required to have (1) a majority of independent directors, (2) a nominating and corporate governance committee nor, if we have such a committee, that it be composed entirely of independent directors or (3) a compensation committee nor, if we have such a committee, that it be composed entirely of independent directors. We avail ourselves of all of these exemptions.

Information About Our Board of Directors

Director Independence

Our board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding director independence. To assist in the board’s independence determinations, each director completes materials designed to identify any relationships that could affect the director’s independence. In addition, through discussions among our directors, an analysis of independence is undertaken by the nominating and corporate governance committee and an affirmative determination is made by the board of directors. The board of directors has determined that Ms. Mariucci and Messrs. Henry, Lane and Merritt are “independent,” as such term is defined by the applicable rules and regulations of the NYSE. Additionally, each of these directors meets the categorical standards for independence established by our board of directors, as set forth in our Corporate Governance Guidelines.

Director Qualifications

The board of directors has delegated to the nominating and corporate governance committee the responsibility of reviewing and recommending nominees for membership of the board of directors. Though we have no formal policy addressing diversity, the nominating and corporate governance committee seeks candidates from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The assessment of these candidates includes, among other factors, an individual’s independence, which determination is based upon applicable NYSE rules, applicable SEC rules and regulations, our Corporate Governance Guidelines and the input from legal counsel, if necessary, as well as consideration of age, skills, character and experience, and a policy of promoting diversity, in the context of the needs of the Company. Other characteristics, including, but not limited to, the director nominee’s material relationships with us, time availability, service on other boards of directors and their committees or any other characteristics which may prove relevant at any given time are also reviewed by the nominating and corporate governance committee for purposes of determining a director nominee’s qualification.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews such directors’ overall service to our Company during their respective term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair such directors’ independence.

To date, the nominating and corporate governance committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

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Process for Identifying and Nominating Directors

Pursuant to the Stockholders Agreement to which we are a party, along with the TPG Holding Vehicle, the Oaktree Holding Vehicle and JHI, each of the Principal Equityholders have certain director nomination rights. For so long as the TPG Holding Vehicle or the Oaktree Holding Vehicle owns at least 50% of the shares of our common stock held by it immediately following our IPO and the application of net proceeds therefrom, such holding vehicle will be entitled to nominate three directors to serve on our board of directors. When such holding vehicle owns less than 50% but at least 10% of the shares of common stock held by it immediately following our IPO and the application of net proceeds therefrom, such holding vehicle will be entitled to nominate two directors. Thereafter, such holding vehicle will be entitled to nominate one director so long as it owns at least 5% of the shares of common stock held by it immediately following our IPO and the application of net proceeds therefrom. To the extent permitted under applicable laws and regulations of the NYSE, for so long as the TPG Holding Vehicle or the Oaktree Holding Vehicle has the right to nominate one director, such holding vehicle shall be entitled to have one of its nominees serve on each committee of our board of directors. In addition, for so long as JHI owns 50% of its interest in the TPG and Oaktree Holding Vehicles and such holding vehicles in the aggregate own at least 50% of the shares of our common stock held by such holding vehicles immediately following our IPO and the application of net proceeds therefrom, JHI will be entitled to nominate one director to our board of directors. The TPG Holding Vehicle has nominated Kelvin L. Davis, Peter Lane and James Sholem, the Oaktree Holding Vehicle has nominated John Brady, Jason Keller and Rajath Shourie and JHI has nominated Joe S. Houssian to serve on our board of directors.

The Stockholders Agreement also provides that, for so long as each of the TPG Holding Vehicle and the Oaktree Holding Vehicle owns at least 50% of the shares of our common stock held by it following our IPO and the application of net proceeds therefrom, we have agreed to maintain a vacancy on our board of directors until such time as the TPG Holding Vehicle and Oaktree Holding Vehicle jointly designate a director to fill this vacancy. However, if at any time either of the TPG Holding Vehicle or Oaktree Holding Vehicle certifies to us that they cannot agree on a joint designee for our board of directors, we will take necessary action to expand the board of directors from 12 to 13 directors and permit each of the TPG Holding Vehicle and Oaktree Holding Vehicle to designate an additional director to serve on our board of directors.

Each of the TPG Holding Vehicle and Oaktree Holding Vehicle has agreed to vote its shares in favor of the directors nominated by the other and by JHI in accordance with the terms of the Stockholders Agreement. To the extent that either group of our Principal Equityholders is no longer entitled to nominate a board member, our board of directors (upon the recommendation of the nominating and corporate governance committee) will nominate a director in its place.

The remaining nominees for our board of directors are recommended by the nominating and corporate governance committee, which may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current board members, management, professional search firms, stockholders or other persons.

The nominating and corporate governance committee will consider nominees proposed by our stockholders in accordance with the provisions contained in our by-laws. Each notice of nomination submitted in this manner must contain the information specified in our by-laws, including, but not limited to, information with respect to the beneficial ownership of our common stock or derivative securities that have a value associated with our common stock held by the proposing stockholder and its associates and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, or if no annual meeting of stockholders was held in the preceding year, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (1) the 90th day prior to the annual meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the annual meeting of stockholders, either by mail or other public disclosure.

The foregoing description of our Stockholders Agreement and the advance notice provisions of our by-laws is a summary and is qualified in its entirety by reference to the full text of the Stockholders Agreement and by-laws. Accordingly, we advise you to review our Stockholders Agreement and by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. See also “Additional Information—Submission of Stockholder Proposals for Inclusion in Next Year’s Proxy Statement.”

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CORPORATE GOVERNANCE

Board Structure and Operations

Composition of our Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will consist of no less than three and not more than 15 members, with the exact number of members to be determined from time to time by the board of directors.

Effective upon Mr. Eller’s departure from our board of directors, the size of our board of directors will be reduced from 13 to 12 members, which, pursuant to the terms of the Stockholder Agreement, will include one vacancy that the board of directors does not currently plan to fill. In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors on our board will be determined from time to time by our board of directors and may be increased to 13 members as provided in the Stockholders Agreement, as described under “—Information About Our Board of Directors—Process for Identifying and Nominating Directors.” Only a majority of the board of directors may fix the number of directors, provided that “Requisite Investor Approval” (as defined in the Stockholders Agreement) is required to increase the size of the board of directors further beyond 13, except if such increase is to provide for the minimum number of directors required for us to comply with applicable law and the regulations of the NYSE. For purposes of the Stockholders Agreement, “Requisite Investor Approval” means, in addition to the approval of a majority vote of our board of directors, the approval of a director nominated by the TPG Holding Vehicle so long as it owns at least 50% of our common stock held by it immediately following our IPO and the application of net proceeds therefrom and the approval of a director nominated by the Oaktree Holding Vehicle so long as it owns at least 50% of our common stock held by it immediately following our IPO and the application of net proceeds therefrom.

Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors.

Until the “Triggering Event” (which is the point in time at which the TPG and Oaktree Holding Vehicles no longer collectively beneficially own shares representing 50% or more of the combined voting power of our common stock), any director may be removed with or without cause by holders of a majority of our outstanding shares of common stock. Thereafter, directors may only be removed for cause by the affirmative vote of the holders of at least three-fourths of our outstanding shares of common stock. At any meeting of our board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes, provided that, until the Triggering Event, a quorum will require the attendance of one director nominated by each holding vehicle that has the right to designate at least one director for election to the board of directors.

Pursuant to our amended and restated certificate of incorporation, our board of directors is divided into three classes, with staggered three-year terms, with the classes to be as nearly as equal in number as possible. The composition of the board of directors of our indirect subsidiaries Taylor Morrison Holdings, the parent company of our U.S. business, and Taylor Morrison Holdings II, Inc. (formerly known as Monarch Communities Inc.) (“Holdings II”), the parent company of our Canadian business until we sold it in January 2015, is identical to the current composition of our board of directors. Pursuant to governance agreements entered into by us in connection with the IPO, we contractually control the composition of the boards of directors of Taylor Morrison Holdings and Holdings II and their respective committees. As a result, all directors elected to our board of directors also serve on the boards of Taylor Morrison Holdings and Holdings II. Holdings II no longer has any material business operations. See “Certain Relationships and Related Person Transactions—Governance Agreements.”

Our board of directors and its committees have supervisory authority over Taylor Morrison Home Corporation, which, through its indirect control of its subsidiary holding partnerships, TMM Holdings Limited Partnership (“TMM”) and TMM Holdings II Limited Partnership (“New TMM”), exercises stewardship over the business and affairs of Taylor Morrison Holdings and its subsidiaries and Holdings II and its subsidiaries. Taylor Morrison Home Corporation, New TMM and TMM do not conduct any activities other than direct or indirect ownership and stewardship over Taylor Morrison Holdings and Holdings II and their respective subsidiaries. The board of directors of Taylor Morrison Holdings and its committees have supervisory authority over Taylor Morrison Holdings and its subsidiaries and exercise control over the operations and businesses of Taylor Morrison Holdings and its subsidiaries. The board of directors of Holdings II and its committees have supervisory authority over Holdings II and its subsidiaries and exercise control over Holdings II and its subsidiaries.

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Board Leadership Structure

Our board of directors does not currently have a policy as to whether the role of Chairman of our board of directors and the Chief Executive Officer should be separate. Our board of directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of our board of directors, if the Chairman of the board is not an independent director, the board of directors may appoint an independent director as lead director.

The board of directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our board of directors, with the assistance of the nominating and corporate governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders. Following its most recent review, the board determined to have our President and Chief Executive Officer appointed as Chairman and to appoint Peter Lane as our lead independent director with such role and responsibilities as set forth our Corporate Governance Guidelines, including presiding at all meetings at which the Chairman of the board is not present, as well as at all executive sessions of the independent directors. Such appointments will take effect contemporaneously with Mr. Eller’s departure from the board.

The board of directors believes that Ms. Palmer’s dual role is appropriate, given her extensive industry experience, as well as the depth and breadth of her institutional knowledge of the Company’s business, having served at length in a leadership position at the Company and on our board of directors. The board of directors further believes that this combined role of Chairman and Chief Executive Officer, counterbalanced by a lead independent director, is most suitable for us at this time and is in the best interest of stockholders because it provides the optimal balance between independent oversight of management and unified leadership, provides the appropriate balance of authority between those persons charged with overseeing the Company and those who manage it on a day-to-day basis, promotes the development and execution of our strategy and facilitates the flow of information between management and the board of directors, which are essential to effective corporate governance.

Board’s Role in Risk Oversight

Our board of directors exercises oversight of risk management consistent with its duties to the Company and its subsidiaries. The audit committee is responsible for discussing with management our major financial, credit, liquidity and other risk exposures, as well as our risk assessment and risk management policies. The audit committee works directly with members of senior management and our internal audit staff to review and assess our risk management initiatives, including our compliance programs and cybersecurity initiatives, and reports as appropriate to the board. In addition, the audit committee meets as appropriate (1) as a committee to discuss our risk management guidelines, policies and exposures and (2) with our independent auditors to review our internal control environment and other risk exposures. The compensation committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In the fulfillment of its duties, the compensation committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to the board.

The board of directors as a whole also engages in the oversight of risk in various ways.

•

During the course of each year, the board of directors reviews the structure and operation of various departments and functions of our company, including its risk management and internal audit functions. In these reviews, the board of directors discusses with management the risks affecting those departments and functions and management’s approaches to mitigating those risks.

•	The board of directors reviews and approves each year’s management operating plan. These reviews cover risks that could affect the management operating plan and measures to cope with those risks.

•

In its review and approval of annual reports on Form 10-K, the board of directors reviews our business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the document. The audit committee updates this review quarterly in connection with the preparation of our quarterly reports on Form 10-Q.

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CORPORATE GOVERNANCE

•

Management must obtain the approval of the board of directors, acting through an investment committee of the board of directors, before proceeding with any land acquisition above a pre-established threshold. When the board of directors reviews particular transactions and initiatives that require board approval, or that otherwise merit the board of directors’ involvement, the board of directors generally includes related risk analysis and mitigation plans among the matters addressed with management.

In addition to the foregoing, the Company’s has an enterprise risk management committee. The enterprise risk management committee consists of members of our management team who work with other key members of management to identify, monitor, evaluate the Company’s risks and develop an approach to address and mitigate each identified risk. Each quarter, and more frequently if necessary, the enterprise risk management committee reports its findings and recommendations to the audit committee, and the audit committee then reports to the board of directors.

The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, management and the board of directors intends to respond with appropriate adaptations to risk management and oversight.

Meetings of our Board of Directors

Our board of directors and its committees meet periodically during the year, hold special meetings as needed and act by written consent from time to time as deemed appropriate. During 2016, our board of directors met six times.

During 2016, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees of the board of directors on which such director served. Each of our directors is strongly encouraged, but is not required, to attend our annual meetings of stockholders. Seven of our directors attended our 2016 annual meeting of stockholders.

Executive Sessions of our Board of Directors

Generally, an executive session of non-management directors is held in conjunction with each regularly scheduled board meeting and at other times as deemed appropriate. Mr. Eller, as the independent Chairman of the board, presided over each executive session and, following his departure from our board of directors, our lead independent director will preside over such executive sessions. In addition, because the board of directors includes non-management directors who are not independent as defined by the NYSE rules, the independent directors meet in executive session at least once each year. The non-management directors met in executive session four times during 2016, and the independent directors met in executive session once during 2016. Each committee of the board of directors also generally conducts an executive session in conjunction with each regularly scheduled committee meeting and at other times as deemed appropriate.

Committees of Our Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the standing committees operates pursuant to a written charter, which is available on the Investor Relations page of our corporate website at www.taylormorrison.com on the Investor Relations page under the category “Corporate Governance.” The following is a brief description of our committees, including their membership and responsibilities.

Pursuant to the Stockholders Agreement, for so long as the TPG and Oaktree Holding Vehicles are entitled to nominate directors for appointment to our board of directors, the TPG and Oaktree Holding Vehicles will each have the right to appoint one member to each committee of our board of directors, subject to applicable rules and regulations of the NYSE.

Audit Committee

Our audit committee assists the board in fulfilling its responsibilities by overseeing, among other things, (1) the integrity of financial information and other information provided to stockholders, investors and others; (2) the performance of our internal audit function and systems of internal controls; and (3) our compliance with legal and regulatory requirements. The audit committee also has direct responsibility for the appointment, compensation,

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retention (including termination) and oversight of our independent auditors and is responsible for the preparation of an audit committee report to be included in our annual proxy statement as required by the SEC. The audit committee also reviews and approves related person transactions in accordance with our Related Person Transaction Policy. See “Certain Relationships and Related Person Transactions–Related Person Transaction Policy.” During 2016, the audit committee met 10 times.

Our audit committee currently is comprised of Mr. Henry (chairman), Ms. Mariucci and Mr. Merritt. Under NYSE rules and SEC requirements and pursuant to the Stockholders Agreement, our audit committee must be comprised entirely of independent directors. Our board of directors has determined that each member of our audit committee has the financial literacy required by NYSE rules and is “independent” as defined under the independence requirements of the NYSE and the SEC applicable to audit committee members. In addition, the board of directors has determined that Mr. Henry qualifies as an “audit committee financial expert” as that term is defined under SEC rules. Information about Mr. Henry’s background that qualifies him as an audit committee financial expert is included in “Proposal 1: Election of Directors–Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders.”

Compensation Committee

Our compensation committee, among other things, reviews and recommends policies and plans relating to compensation and benefits of our directors, employees and certain other persons providing services to our Company, and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our compensation committee also administers our incentive plans, our annual bonus plan and other benefit programs. The compensation committee has delegated authority to our Chief Executive Officer to issue equity awards to employees other than to executive officers and certain other senior members of our management. In addition, to the extent the compensation committee intends to qualify any compensation as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), all such compensation shall be established, administered and approved by the compensation committee or, if required, a subcommittee of the compensation committee consisting of two or more members, each of whom shall qualify as an “outside director” under Section 162(m) of the Code. If at any time the compensation committee includes a member who is not a “non-employee director” within the meaning of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, then either a subcommittee comprised entirely of individuals who are non-employee directors or the board of directors will approve any grants of equity-based compensation made to any individual who is subject to Section 16 of the Exchange Act. The compensation committee has the sole authority to retain and terminate any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and other terms and conditions of the consultant’s retention. During 2016, the compensation committee met four times.

Our compensation committee currently is comprised of Messrs. Shourie (chairman), Houssian and Davis. Because we are a “controlled company” under the rules of the NYSE, our compensation committee is not required to be fully independent. If such rules change in the future or we no longer meet the definition of a controlled company under the NYSE’s rules, we will adjust the composition of the compensation committee accordingly in order to comply with such rules. Mr. Shourie was nominated to the committee by the Oaktree Holding Vehicle and Mr. Davis was nominated to the committee by the TPG Holding Vehicle in accordance with the Stockholders Agreement.

For additional discussion of the processes and procedures the compensation committee has used for the consideration and determination of executive officer and director compensation, please see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee, among other things, provides assistance to the board of directors in identifying and recommending individuals qualified to serve as directors of our Company, reviews the composition of the board of directors and periodically evaluates the performance of the board of directors and its committees. The nominating and corporate governance committee also recommends our various committee memberships based upon, among other considerations, a director’s available time commitment, background and/or the skill set it deems appropriate to adequately perform the responsibilities of the applicable committee. In addition, the nominating and corporate governance committee develops and recommends corporate governance policies and procedures for us, including our Corporate Governance Guidelines and monitors and reviews compliance with those policies. During 2016, the nominating and corporate governance committee met twice.

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CORPORATE GOVERNANCE

Our nominating and corporate governance committee currently is comprised of Messrs. Eller (who will be succeeded by Ms. Palmer following his departure from our board of directors), Lane (chairman) and Brady. Because we are a “controlled company” under the rules of the NYSE, our nominating and corporate governance committee is not required to be fully independent. If such rules change in the future or we no longer meet the definition of a controlled company under the NYSE’s rules, we will adjust the composition of the nominating and corporate governance committee accordingly in order to comply with such rules. Mr. Brady was nominated to the committee by the Oaktree Holding Vehicle and Mr. Lane was nominated to the committee by the TPG Holding Vehicle in accordance with the Stockholders Agreement.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee in 2016 was, at any time during 2016 or at any other time, an officer or employee of the Company, and, except as described in the section entitled “Certain Relationships and Related Person Transactions,” none had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2016.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines and a Code of Conduct and Ethics that is applicable to all members of our board of directors, executive officers and employees. We have posted these documents on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Corporate Governance.” We intend to post amendments to or waivers from, if any, certain provisions of our Code of Conduct and Ethics (to the extent applicable to our directors; our executive officers, including our principal executive officer and principal financial officer; or our principal accounting officer or controller, or persons performing similar functions) at this location on our website.

Anti-Hedging Policy

We have a securities trading policy that sets forth guidelines and restrictions on transactions involving our stock, which are applicable to our employees, including our executive officers, and our directors. Our policy prohibits hedging, including, among other things, purchases of stock on margin, calls or similar options on Company stock or from selling our stock short. These types of transactions would allow employees to own Company stock without the full risks and rewards of ownership. When that occurs, employees or directors may no longer have the same objectives as our other stockholders and, therefore, such transactions involving our stock are prohibited.

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DIRECTOR COMPENSATION

Director Compensation

Annual Retainer Fees

Directors who are our employees or are employed by our Principal Equityholders are not separately compensated by us for their service on our board of directors. For our other directors, referred to collectively herein as “non-employee directors,” we pay an annual cash retainer for their service on our board. The annual cash retainer is paid to such directors in quarterly installments in arrears. The amount of the annual retainer depends on whether the director is the Chairman of the board or if the director is also a member of one of our committees.

For 2016, following consultation with Exequity LLP, the compensation committee’s compensation consultant, our compensation committee decided to implement the following changes to our non-employee director compensation program in 2016 in order to ensure that our program is competitive:

•

The base annual cash retainer for all non-employee directors was increased from $50,000 to $65,000 (as to the Chairman of the board, the base annual cash retainer was decreased from $100,000 to $65,000).

•

In addition to his base annual cash retainer, the compensation committee approved an additional $50,000 annual cash retainer for the Chairman of the board, representing an overall $15,000 increase in his annual cash retainer, from $100,000 to $115,000.

•

The additional annual retainer for the chairman of the audit committee was decreased from $45,000 to $40,000, and the additional annual retainer for members of our audit committee (other than the chairman) was decreased from $20,000 to $10,000. The compensation committee also approved an additional annual retainer of $10,000 for the chairman of our nominating and corporate governance committee.

•

In addition to cash retainers, our board of directors and compensation committee have determined that it is important to include an equity component in director compensation, because they believe it is important for our directors who receive compensation from us to build and maintain a long-term ownership position in our business, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. In furtherance of this objective, each non-employee director receives an annual equity award of restricted stock units (“RSUs”). For 2016, each non-employee director (other than the Chairman of the board) received an RSU grant with a grant date fair value of $130,000, consistent with RSU awards that were granted in 2015. In 2016, the Chairman of the board received RSUs with a grant date fair value of $145,000. The number of shares subject to the RSU grant is determined by dividing the aggregate grant date fair value by the closing price of our Class A common stock on the grant date. The annual RSU award vests in full on the first anniversary of the grant date, subject to the director’s continued service through such vesting date.

•	We also reimburse each of our directors for reasonable travel and other related expenses incurred to attend board and committee meetings.

Deferred Compensation Plan

Pursuant to the Taylor Morrison Home Corporation Non-Employee Director Deferred Compensation Plan (the “Director Plan”), non-employee directors may, for any calendar year, irrevocably elect to defer (i) receipt of shares of our Class A common stock the director would have received upon vesting of RSUs granted as an annual equity award and (ii) receipt of all or a portion of their cash compensation earned for their service on our board of directors, in each case, in the form of unfunded deferred stock units (“DSUs”) under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Amended and Restated as of May 25, 2016) (the “2013 Omnibus Plan”). The purpose of the Director Plan is to enhance our ability to attract and retain non-employee directors with training, experience and ability who will promote our interests and to directly align the interests of such non-employee directors with the interests of our stockholders. DSUs in respect of deferred equity awards are subject to the same vesting conditions as RSUs granted as annual equity awards and vest in full on the first anniversary of the date the RSUs are granted, subject to the director’s continued service on such vesting date. DSUs in respect of the director’s deferred cash compensation are fully vested as of the grant date and settle in a number of shares of our Class A common stock equal to the amount deferred divided by closing price of our Class A common stock the payment date. DSUs and dividend equivalents thereon have no voting rights until the Class A common stock underlying such DSUs are delivered and are settled in shares of Class A common stock upon the earlier of a separation from service or a change in control.

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DIRECTOR COMPENSATION

Stock Retention Policy

Our board of directors has adopted a stock retention policy that requires non-employee directors to own shares of our Class A common stock having an aggregate value no less than three times such director’s annual cash retainer. Generally, non-employee directors must achieve the required minimum retention level within three years from the date of their election to our board of directors, however, with respect to our non-employee directors who were serving as of August 27, 2015, such directors will have until August 27, 2018 to achieve the required minimum retention level.

2016 Director Compensation Table

The following table summarizes the compensation earned by, or awarded or paid to, those of our directors who, for the year ended December 31, 2016, were compensated for their service as directors. None of our other directors (i.e., those not in the table) earned, were awarded or were paid any compensation from us for the year ended December 31, 2016, for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Timothy R. Eller(4)	115,000	145,000	260,000
James Henry	105,000	130,000	235,000
Peter Lane	75,000	130,000	205,000
Anne L. Mariucci	75,000	130,000	205,000
David C. Merritt	75,000	130,000	205,000

(1)

Mr. Eller, as Chairman of our board of directors during 2016, received an annual retainer fee of $115,000. All other non-employee directors received an annual retainer fee of $65,000. Mr. Henry received an additional annual retainer fee of $40,000 for his service as the chairman of our audit committee, Mr. Lane received an additional annual retainer fee of $10,000 for his service as the chairman of our nominating and corporate governance committee, and Ms. Mariucci and Mr. Merritt each received an additional annual retainer fee of $10,000 for their audit committee service. Mr. Lane elected to defer all of his cash retainer under the Director Plan for 2016 and received awards of DSUs in June 2016, September 2016 and December 2016 covering, in the aggregate, 4,631 shares of our Class A common stock (which number of DSUs represents, in the aggregate, each quarterly cash payment of Mr. Lane’s annual retainer fee divided by the closing price of our Class A common stock reported on the NYSE on the applicable payment date). The value of these DSUs is included in this column. These DSUs are not reflected in a separate column in the table.

(2)

On May 25, 2016, Mr. Eller received an annual equity grant of 9,718 RSUs, and Mr. Henry and Ms. Mariucci received an annual equity grant of 8,713 RSUs, each valued at $14.92 per share, which was the closing sale price of our Class A common stock on the date of grant. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718. Messrs. Lane and Merritt each elected to defer all of his 2016 annual RSU awards under the Director Plan and, instead, each received an annual equity grant of 8,713 DSUs valued at $14.92 per share, which was the closing sale price of our Class A common stock on the date of grant. The amount in this column reflects the aggregate grant date fair value of the RSU award calculated in accordance with FASB ASC 718.

(3)

As of December 31, 2016, the aggregate number of outstanding options, RSUs, DSUs and New TMM Units (and a corresponding number of shares of our Class B common stock), in each case as described below, subject to awards outstanding held by for each of the our non-employee directors were as set forth in the table below. As described below under “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—New TMM Units and Holding Vehicle Performance Units,” each New TMM Unit is paired with a share of our Class B common stock. There are no voting rights associated with the New TMM Units, whether vested or unvested, but each share of Class B common stock carries one vote, including both vested and unvested shares of Class B common stock.

Name	Options (#)	RSUs (#)	DSUs (#)	New TMM Units (#)
Timothy R. Eller(a)	—	9,718	—	63,695
James Henry	11,364	8,713	—	—
Peter Lane(b)	—	—	15,409	31,848
Anne L. Mariucci	9,960	8,713	—	—
David C. Merritt(c)	12,525	—	15,380	—

(a)

Prior to our IPO, Mr. Eller held equity in our business that was subject to service-based vesting conditions, under which Mr. Eller vests in 20% of his award on June 29 of each of 2013 through 2017. As part of the reorganization transactions that occurred in our

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DIRECTOR COMPENSATION

IPO, he received New TMM Units. The New TMM Units figure in the table represents the total number of New TMM Units (and a corresponding number of shares of our Class B common stock) held by Mr. Eller. As of December 31, 2016, 50,956 of these New TMM Units (and a corresponding number of shares of our Class B common stock) were vested. In connection with his retirement from the board of directors, we accelerated the vesting of his remaining 12,739 New TMM Units (and a corresponding number of shares of our Class B common stock), which were scheduled to vest on June 29, 2017.

(b)

Prior to our IPO, Mr. Lane held equity in our business that was subject to service-based vesting conditions, under which Mr. Lane vests in 20% of his award on June 29 of each of 2013 through 2017. As part of the reorganization transactions that occurred in our IPO, he received New TMM Units. The New TMM Units figure in the table represents the total number of New TMM Units (and a corresponding number of shares of our Class B common stock) held by Mr. Lane. As of December 31, 2016, 25,479 of these New TMM Units (and a corresponding number of shares of our Class B common stock) were vested. Subject to Mr. Lane’s continued service with us through the applicable vesting date, Mr. Lane will vest in his remaining 6,369 New TMM Units (and a corresponding number of shares of our Class B common stock) on June 29, 2017. Of the DSUs reported for Mr. Lane, 8,713 were unvested as of December 31, 2016.

(c)	Of the DSUs reported for Mr. Merritt, 8,713 were unvested as of December 31, 2016.

(4)	Mr. Eller retired from our board of directors effective as of the Annual Meeting.

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EXECUTIVE OFFICERS

Executive Officers

The executive officers of the Company as of the date hereof are listed below.

Name	Age	Position
Sheryl D. Palmer	55	President, Chief Executive Officer and Director
C. David Cone	45	Executive Vice President and Chief Financial Officer
Darrell C. Sherman	52	Executive Vice President, Chief Legal Officer and Secretary

SHERYL D. PALMER

Ms. Palmer became our predecessor’s President and Chief Executive Officer and a member of its board of directors in August 2007 after previously serving as Executive Vice President for the West Region of Morrison Homes. Her previous experience includes senior leadership roles at Blackhawk Corp and Pulte Homes/Del Webb Corporation, each homebuilders and developers of retirement communities, where she last held the title of Nevada Area President at Pulte/Del Webb Corporation. Ms. Palmer brings over 30 years of experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with the Company, Ms. Palmer currently serves as a member of the board and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, and as President and Chief Executive Officer of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families.

C. DAVID CONE

Mr. Cone is our Executive Vice President and Chief Financial Officer and has served as Chief Financial Officer since October 2012. During the nine years prior to joining Taylor Morrison, Mr. Cone held various positions at PetSmart, Inc., a pet supply and service company, serving as Vice President of Financial Planning and Analysis in 2012, Vice President of Investor Relations and Treasury from 2008 to 2011, and Vice President of Finance from 2007 to 2008. Prior to his tenure at PetSmart, Mr. Cone was employed at AdvancePCS, a prescription benefit plan administrator, and PricewaterhouseCoopers, an accounting firm. Mr. Cone currently serves as a member of the board of Urbi Desarrollos Urbanos S.A.B. de C.V., a Mexican homebuilder focused on first time and move-up buyers in Mexico. Mr. Cone holds a degree in business economics from the University of California at Santa Barbara.

DARRELL C. SHERMAN

Mr. Sherman is our Executive Vice President, Chief Legal Officer and Secretary and has served as chief counsel to the Company since June 2009. Mr. Sherman has over 20 years of experience in the homebuilding industry, having served in senior legal roles at Centex Homes and Pulte Homes/Del Webb Corporation. Prior to joining the homebuilding industry, Mr. Sherman was a finance and real estate lawyer at Snell & Wilmer L.L.P., a law firm headquartered in Phoenix, Arizona. He also served as an Administrative Law Judge appointed by Arizona Governor Fife Symington, hearing appeals from the Arizona Department of Environmental Quality, as an Adjunct Professor at the ASU MBA Program, and as a member of the U.S. Senate Judicial Advisory Committee, recommending the appointment of U.S. District Court judges. He holds a B.A. in Economics with university honors and a J.D., both from Brigham Young University, where he was a member of the BYU Law Review. He is a member of the State Bar of Arizona and the American Bar Association and admitted to the Arizona and U.S. Supreme Courts.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis discusses our executive compensation programs for our named executive officers for our fiscal year ending December 31, 2016 and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, or awarded or paid to, our named executive officers in the year. This section also describes processes we use in reaching compensation decisions and is intended to provide context for understanding the amounts in the tabular disclosure that follows. We have also highlighted our corporate results in 2016 and how these results led to the executive compensation we paid for the year. In addition, we highlight key attributes of our compensation programs for our named executive officers.

We delivered solid results in 2016 as compared to 2015, as evidenced by:

•	Our completed acquisition of Acadia Homes in Atlanta, Georgia;

•	GAAP home closings gross margin, inclusive of capitalized interest, was 18.2%;

•	Net sales orders increased 12% to 7,504;

•	Total revenue increased 19% to $3.6 billion;

•	Home closings increased 17% to 7,369;

•	Net Income from continuing operations was $207 million, an increase of 21%, with earnings per share of $1.69, an increase of 22%; and

•	Average community count increased 19% to 309 active communities.

Consistent with the pay-for-performance and stockholder alignment focuses of our compensation objectives and philosophy, which are discussed in further detail below in this compensation discussion and analysis, our compensation programs for 2016 have the following attributes:

•	A balanced mix of short-term cash compensation and long-term equity-based compensation;

•	Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;

•	Use of multiple performance measures with no guaranteed incentive payouts;

•	Limitations on the amount of awards that can be made under our equity incentive plans;

•	Consideration of external market data and use of an independent compensation consultant when designing compensation programs;

•

An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short;

•	An appropriate level of severance protection to ensure continuity of service;

•	No single-trigger change in control “parachute payment” features in any of our programs;

•	No gross ups for any excise or other penalty taxes related to compensation paid;

•	Clawback of certain cash and equity incentive compensation; and

•	A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.

Prior Year’s Annual Meeting of Stockholders—Advisory Vote to Approve the Compensation of our Named Executive Officers

At our 2016 annual meeting of stockholders, more than 99% of the shares voted (including those of our Principal Equityholders and our other stockholders) were cast in favor of the 2015 compensation of our named executive officers and our compensation philosophy, policies and practices. We were pleased to receive this strong support and took it into account as part of our annual analysis of the effectiveness of our compensation program for our named executive officers.

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate

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COMPENSATION DISCUSSION AND ANALYSIS

governance and align executive pay with our performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)” for additional information.

Overview of Contents

This compensation discussion and analysis discusses the following:

•	Our Named Executive Officers for 2016

•	Compensation Objectives and Philosophy

•	Establishing and Evaluating Executive Compensation

•	Key Elements of Executive Compensation Program

•	Other Program Attributes

•	Looking Ahead—2017 Compensation

Our Named Executive Officers for 2016

Our named executive officers for 2016 are(1):

President and Chief Executive Officer	Sheryl D. Palmer
Executive Vice President and Chief Financial Officer	C. David Cone
Executive Vice President, Chief Legal Officer and Secretary	Darrell C. Sherman

(1)

Our business is conducted through several operating companies indirectly held by TMHC. Our named executive officers hold officer positions at these operating companies as well as at TMHC. The partnerships through which TMHC owns the operating companies, TMM Holdings II Limited Partnership (“New TMM”) and TMM Holdings Limited Partnership (“TMM”), generally do not have executive officers.

Compensation Objectives and Philosophy

Our compensation program reflects our philosophy to pay all of our executives, including our named executive officers, in ways that support our primary objectives of:

•	Encouraging a results-driven culture through a pay-for-performance structure;

•

Balancing long-term and short-term compensation and cash and equity-based compensation to ensure our executives are focused on the appropriate short-term financial budget goals and long-term strategic objectives;

•	Aligning executives’ interests with stockholder interests in creating long-term value for our stockholders;

•	Attracting, retaining and motivating key talent; and

•	Aligning total compensation levels with those paid by our direct competitors in the homebuilding sector as well as companies of comparable size and scope in other industries.

Our compensation structure is centered on a pay-for-performance philosophy, and this pay-for-performance focus is designed to align the interests of our executives, our Principal Equityholders and our other stockholders, motivate our executives to achieve our targeted financial and other performance objectives and reward them for their achievements when those objectives are met. To help achieve these objectives, a significant portion of our executive officers’ compensation is at-risk and provided in the form of variable or performance-based compensation with upside potential for strong performance, as well as downside exposure for underperformance. We believe this is appropriate given our executive officers’ ability to influence our overall performance.

We recognize the need for both short- and long-term incentives to retain talent and encourage both short- and long-term performance. To that end, we seek to provide a balance between short-term and long-term incentives, as well as between cash compensation and equity-based compensation, which encourages a focus on long-term strategic

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COMPENSATION DISCUSSION AND ANALYSIS

objectives by linking compensation to the satisfaction of our long-term performance goals. Having a long-term compensation component is also consistent with the long-term horizon inherent in the homebuilding industry for the realization of revenue from any specific development project. In light of such objectives, we have determined that a significant portion of total compensation would be delivered in the form of long-term equity-based compensation.

The overall level of total compensation for our executive officers is intended to be reasonable in relation to and competitive with the compensation paid by similarly situated peer leaders in the homebuilding industry, subject to variation for factors such as the individual’s experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With these principles in mind, we structure our compensation program as a competitive total pay package, which we believe allows us to attract, retain and motivate executives with the skill and knowledge we require and ensure the stability of our management team, which is vital to the success of our business. However, in setting named executive officer compensation levels, we do not have a policy of setting compensation levels within a fixed range of benchmarks of our peer companies.

Establishing and Evaluating Executive Compensation

Role of the Independent Compensation Consultant

The compensation committee has retained Exequity LLP, which provides the compensation committee with market data on executive compensation levels and practices at our selected competitors and also advises on trends and best practices in the areas of executive compensation and governance, assists the compensation committee in its review and evaluation of our compensation policies and practices, reviews our compensation discussion and analysis and also provides independent advice on director compensation. Exequity LLP is a nationally recognized independent provider of executive compensation advisory services. Exequity LLP does not provide other services to us, except at the direction of the compensation committee. We do not have any other relationships with Exequity LLP, and the compensation committee has determined that Exequity LLP is independent and the work it performed in 2016 raised no conflict of interest. The compensation committee has the sole authority to retain or terminate advisors to the compensation committee that assist in the evaluation of the compensation to our named executive officers and directors.

Process—Role of Officers and Compensation Committee

The compensation committee is responsible for all compensation decisions for our named executive officers. Our Chief People Officer works with Ms. Palmer to establish compensation committee meeting agendas and provide various types of information, including interim progress against performance targets, information about other homebuilding companies or other topics requested by the compensation committee to assist the compensation committee in making its decisions.

The compensation committee, after consultation with Ms. Palmer as to executive officers other than herself, reviews and determines base salary, annual cash incentive bonuses and long-term incentive compensation levels for each executive officer. Ms. Palmer recommends to the compensation committee annual cash incentive bonus performance targets for our executive officers (other than herself) and evaluates actual performance relative to those targets. The compensation committee, after taking into account Ms. Palmer’s recommendations, reviews and approves annual base salaries, annual bonus performance targets and the amount of annual bonuses payable to each named executive officer based on achievement of annual performance targets, and long-term incentive compensation awards. Ms. Palmer’s compensation levels are established by the compensation committee in its sole discretion. Ms. Palmer does not have any role or authority in determining her compensation.

Process—Factors Considered in Setting Compensation

The compensation committee believes that compensation decisions for our named executive officers are complex and require consideration of many factors, including the overall competitive market environment, industry compensation levels, the officer’s individual performance and our performance.

Market Data (Competitors and General Industry). As mentioned above, the compensation committee does not set compensation levels for our named executive officers within a fixed range of benchmarks of our peer companies and only reviews such peer company information and market data to better assess the range of compensation needed to attract, retain and motivate executive talent in our highly competitive industry. Nevertheless, in establishing compensation packages for our named executive officers, the compensation committee reviews and considers the

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COMPENSATION DISCUSSION AND ANALYSIS

compensation levels of executives at public homebuilding companies as a factor, among other factors, in establishing targeted compensation. This review covers compensation data for a group of our competitors within the homebuilding industry (as available in such companies’ public filings) and the most directly-relevant published survey sources available with respect to all direct pay elements, including salary, cash incentives and equity.

In connection with setting compensation, the compensation committee reviews data from the annual proxy statements of publicly traded homebuilders, as well as data from other published compensation survey sources, including FMI and Equilar, for compensation levels and trends as well as data on pay for executives and uses such information to guide our decisions. Additionally, in 2016 the compensation committee reviewed compensation data at the following 12 publicly-traded homebuilding companies (our “peer group”) in connection with setting compensation for Ms. Palmer and Messrs. Cone and Sherman:

• PulteGroup Inc.	• Toll Brothers, Inc.	• Meritage Homes Corporation

• D.R. Horton, Inc.	• KB Home	• M.D.C. Holdings Inc.

• Lennar Corporation	• Hovnanian Enterprises, Inc.	• Beazer Homes USA Inc.

• NVR, Inc.	• CalAtlantic Group, Inc.	• M/I Homes, Inc.

Individual Performance. As mentioned above, in addition to considering market data, the compensation committee considers each executive officer’s individual performance in determining executive compensation levels, including the nature and scope of the executive’s responsibilities and the executive’s prior performance and expected future contributions. The compensation committee’s review of individual performance is general and subjective in nature—specific individual performance goals (such as goals tied to an officer’s job function, role or personal performance) are not systematically established or measured.

Company Performance. The compensation committee also considers our performance, financial plans and budget in setting officer compensation levels for any given year taking into account general economic challenges as well as any specific challenges facing our business.

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COMPENSATION DISCUSSION AND ANALYSIS

Key Elements of Executive Compensation Program

The primary elements of our compensation structure are base salary, annual cash incentive bonuses, long-term equity-based incentive awards and certain employee benefits and perquisites. A brief description of, objectives of, and any changes in 2016 to each principal element of our executive compensation program for 2016 are summarized in the following table and described in more detail below.

Key Compensation Program Elements — Overview

Compensation Element	Brief Description	Objectives	Changes in 2016
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives	Base salary increases effective as of April 3, 2016 were provided to our named executive officers as follows: Mr. Cone—approximately 5.0%, and Mr. Sherman—approximately 3.7%. There was no change to Ms. Palmer’s base salary for 2016.

Annual Cash Incentive Bonuses	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	Motivate executives to achieve or exceed our current-year financial goals and reward them for their achievements Aid in retention of key executives in a highly competitive market for talent

There were no changes to the bonus targets as a percentage of base salary for Ms. Palmer or Mr. Sherman for 2016. Mr. Cone’s target bonus percentage was increased from 125% to 145% of his base salary paid in 2016.

Performance goals and attainment percentage levels were updated in light of our short-term and long-term strategic objectives as discussed below.

Long-Term Incentives — Equity Based	Variable, equity-based compensation to promote achievement of longer-term goals

Align executives’ and Principal Equityholders’ interests by linking rewards with achievement of return to our Principal Equityholders based on our long-term growth plan

Align executives’ interests with those of our other public stockholders and encourage executive decision-making that maximizes value creation over the long-term

Aid in retention of key executives and ensure continuity of management in a highly competitive market for talent

There was no change in the mix of our annual equity awards granted to our executive officers: 25% are service-based vesting stock options, 25% are service-based vesting RSUs and 50% are performance-based vesting RSUs. Mr. Cone’s target equity award opportunity was increased from 150% to 200% of his base salary.

Employee Benefits and Perquisites (discussed below under “Other Program Attributes”)

Participation in all broad-based employee health and welfare programs and retirement plans

Employee benefits vary based on individual elections; auto allowance and certain commuting expense reimbursements are the only perquisites provided to our named executive officers

		Aid in retention of key executives in a highly competitive market for talent by providing overall benefits package competitive with industry peers	None.

Base Salary

The base salary component of executive officer compensation is intended to provide a competitive, stable level of minimum compensation to each officer commensurate with the executive’s role, experience and duties. The compensation committee annually reviews and approves base salaries for our executive officers based on several

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COMPENSATION DISCUSSION AND ANALYSIS

factors, including the individual’s experience, responsibilities, performance, expected future contribution, our expected financial performance and salaries of similarly situated executives of our public peers in the homebuilding industry and in the general industry.

Based on an evaluation of the foregoing factors, our desire to reward and retain the key executives who we believe are instrumental to our success, and the competitiveness of base salaries against peer and market data, the compensation committee, in consultation with Ms. Palmer (except as to her own compensation), determined that named executive officer base salaries would increase effective as of April 3, 2016, as follows:

Name	2015 Annual Base Salary	2016 Annual Base Salary	Percentage Increase
Sheryl D. Palmer	$1,000,000	$1,000,000	0.0%
C. David Cone	$500,000	$525,000	5.0%
Darrell C. Sherman	$410,000	$425,000	3.7%

Mr. Cone’s and Mr. Sherman’s salaries were increased as part of our annual review and the increases reflect our belief that Mr. Cone’s and Mr. Sherman’s experience and continuing strong performance in driving our business results merited a salary increase.

Annual Cash Incentive Bonuses

The second component of executive officer compensation is annual cash incentive bonuses based on Company performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance measures each year to reflect changing objectives and those that may be of special importance for a particular year. Through this program, we seek to provide an appropriate amount of pre-established short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals.

Target Amounts. Target annual cash incentive bonus opportunities for 2016 for Ms. Palmer and Mr. Sherman remain unchanged from 2015. The compensation committee determined, following a review of peer data, that it was appropriate to increase Mr. Cone’s target annual cash incentive bonus opportunity from 125% to 145% of his base salary paid in 2016 in order for his annual bonus opportunity to remain competitive with industry standards. The increase also recognizes Mr. Cone’s successful leadership of our growing financial reporting and financial management functions, continued success in improving the efficiency of our business units and his oversight of other business management operations. For 2016, the target annual cash incentive bonuses set by the compensation committee for each of our named executive officers were as follows:

Name	2016 Target Annual Bonus as a Percentage of Base Salary Paid in 2016
Sheryl D. Palmer	150%
C. David Cone	145%
Darrell C. Sherman	125%

The actual 2016 annual cash incentive bonus amounts was calculated based on a combination of objective performance measures and using the following formula:

Salary Paid in 2016	x	Target Bonus Percentage	x	Actual Attainment Percentage	=	Bonus Payout

Our “Actual Attainment Percentage” is an aggregated measure of the attainment of specific financial and operational performance goals for the Company as a whole expressed in the table below as a percentage. These performance goals are based on corporate and business objectives and are not tied to individual performance. To determine the Actual Attainment Percentage, specific criteria and corresponding goals are set for each officer. Each goal (1) has an associated “threshold” and “target” percentage attainment level and includes a “stretch” percentage attainment level, with straight-line interpolation for attainment between levels, and (2) is weighted to reflect the compensation committee’s assessment of the goal’s importance in relation to our overall business objectives. Specifically, the percentage attainment of each goal is applied to the weighting factor (itself a percentage), and these numbers are totaled to set the Actual Attainment Percentage.

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COMPENSATION DISCUSSION AND ANALYSIS

Establishing Performance Goals for 2016 Annual Bonus Plan. The compensation committee established bonus plan goals for 2016. The target payout level was designed to be achievable with strong management performance and the stretch level was designed to encourage and reward our named executive officers for outstanding performance.

The approach to goal setting for 2016 bonuses involved a process of reviewing, among other things, our prior year’s financial performance and our short-term and long-term strategic objectives. We also took into account the need for setting goals that are challenging yet reasonably achievable so as to provide a competitive pay package necessary for the retention of our talent.

Achievement of Corporate Performance Goals. The 2016 bonus program performance goals applicable to Ms. Palmer, Mr. Cone and Mr. Sherman were based 100% on total company performance. The applicable corporate performance goals were as follows:

Corporate Performance
Performance Goals	Weight	Threshold	Target	Stretch	Actual Attainment	Actual Attainment Percentage
Attainment level percentage		50%	100%	200%
Earnings Per Share (“EPS”)	45%	$1.45	$1.70	$2.00	$1.69	98%
Attainment level percentage		50%	100%	150%
Adjusted Home Closings Gross Margin(1)	25%	19.15%	20.80%	22.25%	21%	102%
Attainment level percentage		50%	100%	150%
Backlog and Closings(1)	15%	9,850	10,750	11,600	10,500	86%
Attainment level percentage		25%	100%	—
Customer Satisfaction	15%	80%	85%	—	86.63%	100%
Total (Actual Attainment Percentage)	100%					97.53%

(1)

As reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Adjusted Home Closings Gross Margin is calculated as set forth in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We selected each performance goal in order to target performance across multiple levels of our business. An EPS target encourages our executives to drive earnings and shareholder return. Backlog and closing goals and adjusted homebuilding gross margin goals encourage our executives to balance the price of our homes with the pace at which we construct them and with the quantity we construct. Finally, customer satisfaction, which we measure based on both the 30-day (weighted 75%) and Home Readiness (weighted 25%) survey results from an H2Insight Customer Satisfaction Report, encourages our executives to remain focused on the overall satisfaction of our customers.

Based on actual achievement, the cash incentive bonuses approved for our named executive officers for 2016 were as follows: Ms. Palmer—$1,462,950, Mr. Cone—$732,929, and Mr. Sherman—$513,205 (each of which are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, below).

Long-Term Incentives—Equity Based

Philosophy. As mentioned above, we believe that equity awards are an important component of our executive compensation program. Equity compensation aligns our executives’, our Principal Equityholders’ and our other public stockholders’ interests by linking rewards with achievement of return to our Principal Equityholders and other public stockholders based on our long-term growth plan. Our equity compensation program is designed to foster a long-term commitment to us by our named executive officers, provide a balance to the short-term cash components of our compensation program and reinforce our pay-for-performance structure.

Overview. Equity-based compensation awards to our named executive officers in 2016 consisted of the following:

•	Options to purchase our Class A common stock, upon satisfaction of service-based vesting conditions, granted under the 2013 Omnibus Plan;

•	RSUs, representing the right to receive, upon satisfaction of service-based vesting conditions, shares of our Class A common stock, granted under the 2013 Omnibus Plan; and

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COMPENSATION DISCUSSION AND ANALYSIS

•	Performance-vesting RSUs, representing the right to receive, upon satisfaction of performance conditions, shares of our Class A common stock, granted under the 2013 Omnibus Plan.

In addition to the foregoing, members of management, including our named executive officers, hold equity-based awards that were granted prior to our IPO and that entitle the holder to distributions and, in specified circumstances, to exchange such equity for shares of our Class A common stock. See “—New TMM Units and Holding Vehicle Performance Units.”

A more detailed discussion of the terms of these interests follows.

Equity Awards

All equity awards issued to our named executive officers since our IPO have been made pursuant to the terms of the 2013 Omnibus Plan. Awards granted under the 2013 Omnibus Plan are subject to the terms and conditions established by the compensation committee in the applicable award agreement and need not be the same for each participant. To date, all stock options granted under the 2013 Omnibus Plan have a term of ten years. Generally, equity awards are granted to our eligible employees, including our named executive officers, in connection with our annual award process. Equity awards are made in accordance with our Policy and Procedures for the Granting of Equity-Based Compensation Awards, which provides, among other things, that annual equity awards to our executive officers and senior corporate management team be made in the first quarter of the year, shortly following the public release of our annual earnings.

2016 Equity Awards

The compensation committee determined that, like 2015, the annual equity grant for 2016 should include a mix of options and RSUs, a portion of which are subject to service-based vesting conditions and a portion of which are subject to performance-based vesting conditions.

In February 2016, the compensation committee approved annual equity awards for our employees, including our named executive officers. Based on recommendations from Exequity LLP, the compensation committee’s independent compensation consultant, reviewing compensation best practices of public companies generally, reviewing compensation practices of our peer group, and the consideration of other factors deemed appropriate, the compensation committee decided to award long-term incentive equity awards for 2016 as follows: 50% of the annual grant was awarded in the form of performance-based vesting RSUs (“Performance RSUs”), half of which vest based on the Company’s earnings per share (“EPS”), subject to adjustments as described below, and half of which vest based on the Company’s relative total shareholder return (“TSR”), each as described below; 25% of the annual grant was awarded in the form of service-based vesting RSUs (“Service-based RSUs”); and 25% of the annual grant was awarded in the form of service-based vesting nonqualified stock options. In making its determination, our compensation committee acknowledged that, while the mix of equity awards remains highly performance based, at the same time the mix also provides retention strength.

The Performance RSUs are eligible to vest based on performance over a three-year period, and will be payable (or settled) in shares of our Class A common stock as soon as practicable following the date that the compensation committee determines and certifies the applicable level of performance achieved, subject to continued employment through such certification date. Dividend equivalents on the Performance RSUs accrue based on dividends declared and paid on our Class A common stock during the performance period, if any, which vest and are payable only on the number of shares actually vested.

Performance RSUs based on an EPS performance goal are eligible to vest based upon our achievement of a cumulative EPS goal of reported EPS, subject to adjustments as described below, for periods in the three-year performance period beginning on January 1, 2016, and ending on December 31, 2018, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the applicable level of performance achieved. The levels of EPS performance that will result in an award of the “threshold,” “target” or “maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If the Company does not meet the EPS threshold set forth below, no shares would be eligible to vest on the date that the compensation committee determines and certifies the applicable level of performance achieved. In calculating whether

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COMPENSATION DISCUSSION AND ANALYSIS

an EPS performance goal has been achieved, the Company’s reported EPS is adjusted to account for non-cash, non-routine items, transaction expenses related to acquisitions, and net changes in fair value of acquisition-related contingent consideration liabilities.

Performance Level	Three-Year Company Cumulative EPS Performance Goals	Attainment Percentage(1)
Threshold	$5.75	50%
Target	$6.50	100%
Maximum	$7.25	150%

(1)	Number of shares earned is calculated by multiplying the attainment percentage by the target number of shares subject to award.

Our compensation committee selected EPS over a three-year period as a performance measure in order to provide an element of incentive compensation based on a long-term company performance goal focused on profitability of the Company and to encourage our executives to achieve our business plan objectives. The Performance RSUs that vest based on our EPS will be payable in shares of our Class A common stock to further align the compensation of the named executive officers with the interests of our stockholders.

Performance RSUs based on a TSR performance goal are eligible to vest based upon our achievement of a TSR that compares favorably against our peer group over a three-year performance period beginning on February 8, 2016, and ending on February 8, 2019, subject to the named executive officer’s continued employment through the date that the compensation committee determines and certifies the applicable level of performance achieved. The levels of relative TSR performance that will result in an award of the “threshold,” “target” or “maximum” number of shares under these Performance RSUs are as shown in the following table, with linear interpolation used in the event that the actual results do not fall directly on one of the performance levels. If relative TSR performance is below the threshold, no shares will vest. The maximum performance level is limited to 100% of target if the TSR for the performance period is negative.

Performance Level	Three-Year Relative TSR Performance Goals	Attainment Percentage(1)
Threshold	33rd Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

(1)	Number of shares earned is calculated by multiplying the attainment percentage by the target number of shares subject to award.

The compensation committee selected relative TSR as a performance measure to align the compensation of the executive officers with the interests of our stockholders, and to encourage our executives’ and our Company’s performance regardless of the trajectory of our peer group and the general market. The Performance RSUs that vest based on our relative TSR will be payable in shares of our Class A common stock to further align the compensation of the named executive officers with the interests of our stockholders.

The compensation committee selected these two performance measures, EPS, as adjusted, and relative TSR, for our 2016 long-term incentive program as it believes they best align with our current stockholder interests of strong returns and increased profitability per share. Additionally, the two metrics are assessed from both relative and absolute measurement approaches, thereby providing an internal and external performance perspective. Finally, the measures assess performance on a cumulative basis over three years, linking compensation opportunity to performance over an extended period.

The Service-based RSUs granted as part of the 2016 long-term incentive compensation program vest over a four-year period, with 33 1/3% of the grant vesting on each of the second, third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date, and will be payable in shares of our Class A common stock. Dividend equivalents accrue on Service-based RSUs based on dividends declared and paid on our Class A common stock during the vesting period, if any, which vest and are payable in accordance with the vesting and payment of the underlying Service-based RSU award.

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COMPENSATION DISCUSSION AND ANALYSIS

The nonqualified stock options granted as part of the 2016 long-term incentive compensation program vest over a four-year period, with 25% of the grant vesting on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (the closing price on the NYSE) of our Class A common stock on the grant date.

The table below shows the long-term incentive award opportunities established by the compensation committee relating to the 2016 long-term incentive compensation program. The 2016 target award opportunities under our long-term incentive program did not change compared to 2015 for the named executive officers, other than for Mr. Cone, whose target award opportunity was increased following a review of peer data by our compensation committee from 150% of base salary to 200% of base salary to remain competitive with industry standards. As with the increase in Mr. Cone’s target annual cash incentive bonus opportunity, this increase also recognizes Mr. Cone’s successful leadership of our growing financial reporting and financial management functions, continued success in improving the efficiency of our business units and his oversight of other business management operations.

Award Opportunity Under 2016 Long-Term Incentive Program

Name	Base Salary as of 2/8/16(1)	Target as % of Base Salary	Target Long-Term Incentive Opportunity
Sheryl D. Palmer	$1,000,000	350%	$3,500,000
C. David Cone	$500,000	200%	$1,000,000
Darrell C. Sherman	$410,000	125%	$512,500

(1)	Base salary is measured as of the grant date.

For further information on the 2016 long-term incentive awards granted to our named executive officers, see the Grants of Plan-Based Awards table.

New TMM Units and Holding Vehicle Performance Units

Certain of our directors and executive officers hold New TMM Units (and a corresponding number of shares of our Class B common stock) and profits interests in the TPG Holding Vehicle and the Oaktree Holding Vehicle (such profits interests, collectively, the “Holding Vehicle Performance Units”).

The New TMM Units were converted from profits interests in TMM granted before the IPO and are subject to service-based vesting conditions based on the original vesting schedule. The profits interests in the TPG Holding Vehicle were converted from profits interests in TMM granted before the IPO and vest based on the return received by such vehicle in respect of the New TMM Units it holds and with the original vesting terms continuing to apply. The profits interests in the Oaktree Holding Vehicle were converted from profits interests in TMM granted before the IPO and vest based on the return received by such vehicle in respect of the New TMM Units it holds and with the original vesting terms continuing to apply.

Both the vested and unvested New TMM Units and Holding Vehicle Performance Units are entitled to receive distributions, if any, from New TMM and/or the TPG and Oaktree Holding Vehicles, as applicable, but distributions (other than tax distributions) in respect of unvested New TMM Units are only delivered to the holder when, as, and if such units ultimately vest. The vesting and other terms applicable to the New TMM Units and Holding Vehicle Performance Units are contained in individual rollover award agreements and subject to the terms of the applicable plan documents.

Individuals who received New TMM Units in connection with our IPO also received a number of shares of our Class B common stock equal to the number of New TMM Units they received. Each share of Class B common stock paired with a New TMM Unit will be vested or unvested to the same extent as the New TMM Unit with which it is paired. There are no voting rights associated with the New TMM Units, whether vested or unvested, but each share of Class B common stock carries one vote, including both vested and unvested shares of Class B common stock. Once vested, holders may exchange their vested New TMM Units and the corresponding number of shares of our Class B common stock for shares of our Class A common stock on a one-for-one basis.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Program Attributes

Equity Ownership; Anti-Hedging Policy

The compensation committee believes it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. At this time, we do not have specific requirements or mandated levels of equity ownership for our executive officers because, in our view, our equity-based compensation programs and previously offered investment opportunities have to date resulted in management having a desirable level of direct ownership in our business. However, as noted above, we have an anti-hedging policy in place that is applicable to all employees (including our executive officers and directors), prohibiting purchases of our stock on margin, calls or similar options on our stock, or selling our stock short. See “Director Compensation—Stock Retention Policy” for additional information relating to our equity ownership policy for non-employee directors.

Clawback Policies

Our equity-based awards provide that all vested equity-based awards will be forfeited by our executives automatically upon a breach by them of any of the post-employment restrictive covenants (e.g. non-competes) to which they are subject. The executive would also be responsible for damages suffered by us in connection with any such breach. We view this recovery of awards feature as a necessary element of our equity-based program as it deters competitive activities that would likely cause significant harm to our business.

In addition, if an equity plan participant receives an amount in excess of what should have been received under the terms of the award due to material noncompliance by the Company with any financial reporting requirement under the U.S. securities laws, any mistake in calculations or other administrative error, then the award will be cancelled with respect to any excess value, and the individual must promptly repay to us any such amount already received.

Under our bonus clawback policy, we may recover all or part of any incentive annual cash bonus compensation awarded or paid to these employees in the event that we determine that our financial results must be restated to correct an accounting error due to material financial restatement, where our board of directors determines that fraud or misconduct led to the need for such restatement and where cash bonuses paid for the years subject to restatement would have been materially lower.

In addition, we reserve the right to adopt any additional clawback policies as may be necessary to protect our compensation policies and objectives and as may be required by law.

Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short-and long-term disability coverage, a 401(k) defined contribution plan and home purchase rebate program providing employees with a 5.5% rebate on purchases of homes built by us.

Employees who have been with us since on or before December 31, 2010, including certain of our named executive officers, were eligible to accrue pension benefits under a cash balance pension plan, which was frozen to new accruals and participants as of December 31, 2010. Under this plan, prior to 2011, our predecessor contributed a specified percentage of each employee’s salary each quarter (generally based on the participant’s age) to the participant’s account balance, and employees vested in their accounts after five years of service. For further information on pension benefits for our named executive officers, see the “Pension Benefits” table.

Perquisites for our named executive officers are limited to monthly auto allowances and, solely for Ms. Palmer, certain commuting expenses for her travel from her residence in Las Vegas, Nevada to our offices in Scottsdale, Arizona. Auto allowances may be available to our other employees either in an executive role or those employees whose positions require regular driving for business as an essential job function. While perquisites help to provide competitive total compensation packages to the named executive officers in a cost-efficient manner by providing a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in

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COMPENSATION DISCUSSION AND ANALYSIS

limited circumstances, such as where we believe doing so is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.

Employment Agreements, Severance Protection and Restrictive Covenant Agreements

Each of our named executive officers is party to an employment agreement with us, which specifies the terms of the individual’s employment including certain compensation levels and is intended to assure us of the executive’s continued employment and provide stability in our senior management team.

Each of the employment agreements between us and Messrs. Cone and Sherman provides that their employment under their respective agreements will continue in effect until terminated by us or by the named executive officer. The term of Ms. Palmer’s employment agreement (dated July 13, 2011, and amended as of May 17, 2012), continued for three years through July 13, 2014, subject to automatic successive one-year extensions thereafter unless either party gives at least 90 days’ prior notice that the term will not be extended and, under the terms of the employment agreement, such term has been automatically extended, most recently as of July 13, 2016.

Ms. Palmer (subject also to the additional considerations described below) and Messrs. Cone and Sherman are each party to a restrictive covenant agreement, which includes an 18-month post-employment non-compete and non-solicit of customers and employees in connection with certain terminations of employment; however, for Messrs. Cone and Sherman, if termination is without cause by us or the executive resigns for good reason, the covenants apply only through the duration of the period in which the executive is receiving severance.

Pursuant to the employment agreements, we provide salary continuation and other benefits in the event of certain terminations of employment. A portion of the New TMM Units held by our named executive officers is also subject to accelerated vesting upon certain terminations of employment following a sale of New TMM (generally, a transaction where (1) more than 80% of the common units are acquired by a third party that is unrelated to the partnership, (2) the buyer acquires the right to replace the general partner of New TMM, or (3) all or substantially all of the assets are sold (including due to the sale of more than 80% of the equity of the subsidiaries holding such assets)). All options and RSUs held by our named executive officers are subject to accelerated vesting upon certain terminations of employment that occur within the 24-month period following a change in control of the Company. These payments and benefits are designed to provide financial security in the event of certain corporate transactions and/or termination of employment, as well as consideration for the executive’s compliance with certain post-employment restrictive covenants. We believe these provisions help retain our executives who are critical to the success and operation of our business while also protecting important business objectives through restrictive covenants. See “Potential Payments upon Termination of Employment or Change in Control” for a discussion of severance and change in control payments payable to our named executive officers pursuant to their employment agreements.

In May 2012, we amended Ms. Palmer’s employment agreement to provide her with an opportunity to receive a special retirement bonus of $1,000,000 if she voluntarily terminates her employment with us after May 15, 2013 and does not resume employment in the homebuilding industry in any capacity for five years. If Ms. Palmer resumes employment in the homebuilding industry within five years of such voluntary termination, she will be required to repay the bonus to us. The purpose of providing this bonus was twofold: to retain Ms. Palmer’s services through at least May 15, 2013 and to incentivize her not to directly compete with us, which could cause significant harm to our business.

In February 2016, our compensation committee determined that it was appropriate to amend each of the employment agreements of our leadership team, including our named executive officers, to conform the definition of “change in control” contained therein to the “change in control” definition contained in the 2013 Omnibus Plan (or any successor plan thereto). This allows the compensation committee to apply a uniform definition of “change in control” to both the employment agreements and the 2013 Omnibus Plan.

Accounting Matters

Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the compensation committee considers in determining the amount, form and design of each pay component for our named executive officers, but it is only one of many factors considered in setting such compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Certain Tax Matters

Under Section 162(m) of the U.S. tax code, compensation paid to certain of our named executive officers (other than our chief financial officer) in excess of $1 million per year may not be deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Our compensation committee’s general policy is that compensation should qualify as tax deductible to us for federal income tax purposes, to the extent consistent with our overall compensation goals. However, the potential deductibility of compensation is only one of many considerations that our compensation committee takes into account when establishing the compensation paid to our named executive officers, and we believe it is important that our compensation committee retain flexibility and authority to adjust compensation as needed to address particular circumstances, or unexpected, unusual or non-recurring events, or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation. Therefore, although in general we seek to structure our compensation programs in a manner intended to comply with Section 162(m), to the extent applicable, our compensation committee may make payments that are not deductible (such as base salary and service-based vesting RSUs) if, in its judgment, such payments are necessary to achieve our compensation objectives and in the best interests of the Company and its stockholders.

Looking Ahead—2017 Compensation

In February 2017, our compensation committee took the following actions with respect to 2017 compensation matters:

•

Base Salary. The compensation committee approved 2017 base salaries for the named executive officers. Ms. Palmer’s and Mr. Cone’s base salary did not change, while Mr. Sherman’s base salary will increase to $435,000 effective April 2017.

•

Annual Cash Incentive Bonuses. The compensation committee approved the performance measures, consisting of EPS, earnings before taxes as a percentage of revenue and Return on Net Assets (“RONA”), and the 2017 target annual bonus opportunities under our annual cash incentive bonus program. The target annual bonus opportunities did not change for Ms. Palmer or Mr. Cone compared to their 2016 targets, while Mr. Sherman’s target bonus increased to 145% of base salary.

•

Long-Term Incentive Awards. The compensation committee determined that, like 2016, the annual equity grant to our named executive officers for 2017 should include a mix of options, Service-based RSUs and Performance RSUs in the same proportions as granted in 2016. Service-based RSUs and nonqualified stock options awarded as part of the 2017 long-term incentive program will vest over a four-year period in the same proportions as those granted in 2016, while Performance RSUs will vest over a three-year period subject to meeting various RONA and relative TSR goals.

Our compensation committee’s decision to increase Mr. Sherman’s compensation reflects its consideration of Mr. Sherman’s overall performance, compensation, and its desire to reward and retain key members of our leadership team by maintaining a level of compensation that is competitive.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management. Based on our reviews and discussion with management, the compensation committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the Taylor Morrison Home Corporation 2017 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION COMMITTEE

Rajath Shourie (Chairman)
Kelvin L. Davis
Joe S. Houssian

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COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table summarizes the compensation earned by, or awarded or paid to, each of our named executive officers for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Sheryl D. Palmer	2016	1,000,000	2,580,088	875,000	1,462,950	5,323	33,097	5,956,458
President and Chief Executive Officer	2015	978,077	2,122,331	787,505	1,179,450	1,389	41,724	5,110,476
	2014	850,000	—	—	2,149,845	12,848	36,892	3,049,585
C. David Cone	2016	520,673	737,168	250,000	732,929	—	17,751	2,258,521
Executive Vice President and Chief Financial Officer	2015	491,615	464,907	172,505	491,438		35,619	1,656,084
	2014	445,000	—	—	768,453	—	19,024	1,232,477
Darrell C. Sherman	2016	422,827	377,799	128,125	513,205	1,230	17,744	1,460,930
Executive Vice President, Chief Legal Officer and Secretary	2015	408,356	334,802	124,222	402,979	178	17,791	1,288,328
	2014	394,737	—	—	779,804	3,167	19,024	1,196,732
(1)

The amounts shown in this column are the aggregate grant date fair values, assuming no risk of forfeiture, calculated in accordance with FASB ASC Topic 718 for Performance RSUs and Service-based RSUs granted during the applicable year.

•

The grant date fair value of the Performance RSUs to be earned based on EPS performance over three years was calculated using the fair market value on the date of grant based on the probable outcome of the performance condition as of the grant date. The amount reported for Performance RSUs in the table represents the grant date fair value as calculated in accordance with accounting guidance and assumes target performance. The following amounts represent the grant date fair value of the EPS Performance RSU assuming maximum level of performance achievement determined at the time of grant (150% of the target award): Ms. Palmer—$1,312,500, Mr. Cone—$375,000 and Mr. Sherman—$192,188.

•	The grant date fair value of the Performance RSUs to be earned based on three-year relative TSR performance was calculated using a Monte Carlo simulation fair value on the date of grant.

•

The grant date fair value of the Service-based RSU awards was calculated using the closing price of our Class A common stock on the date of grant multiplied by the number of shares underlying the Service-based RSU award.

The assumptions used in the valuation of stock-based awards are discussed in Note 15 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, calculated in accordance with FASB ASC Topic 718 for Performance RSUs and Service-based RSUs granted during the applicable year. The assumptions used in the valuation of stock-based awards are discussed in Note 15 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above (see “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—Annual Cash Incentive Bonuses”). The amounts reported in this column for 2014 also include amounts earned under a 2012 long-term cash incentive plan.

(4)

These amounts do not represent realized compensation; rather, they represent an actuarial adjustment to the present value of accumulated benefits under our Taylor Morrison Cash Balance Pension Plan from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the applicable fiscal year. See below under the heading “Pension Benefits” for additional details.

34 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(5)	For each of our named executive officers, “All Other Compensation” consists of the payments for 2016 that are shown in the table below:

Name	401(k) Company Match ($)	Company Paid Life Insurance Premiums ($)	Auto Allowance ($)	Commuting Expenses ($)(a)	Other ($)(b)	Total ($)
Sheryl D. Palmer	9,390	1,176	14,456	7,387	688	33,097
C. David Cone	9,347	1,176	7,228	—	—	17,751
Darrell C. Sherman	9,340	1,176	7,228	—	—	17,744

(a)	We pay the commuting expense of Ms. Palmer’s flights from her residence in Las Vegas, Nevada to our corporate headquarters in Scottsdale, Arizona.
(b)	This amount represents the value of the service award Ms. Palmer received in connection with her 10 year anniversary with Taylor Morrison pursuant to the Taylor Morrison Service Award Program.

Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement  | 35

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table summarizes awards under our annual cash incentive bonus program and awards granted under the 2013 Omnibus Plan as part of our 2016 long-term incentive plan to each of our named executive officers in the year ended December 31, 2016.

Name and Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sheryl D. Palmer
2016 Bonus Program		56,250	1,500,000	2,475,000
Options(4)	02/08/16								239,071	11.30	875,000
Service-based RSUs(4)	02/08/16							77,434			875,000
Performance RSUs(4)(5)	02/08/16				38,717	77,434	116,151				875,000
Performance RSUs(4)(6)	02/08/16				38,717	77,434	116,151				830,088
C. David Cone
2016 Bonus Program		28,181	751,490	1,239,959
Options(4)	02/08/16								68,306	11.30	250,000
Service-based RSUs(4)	02/08/16							22,124			250,000
Performance RSUs(4)(5)	02/08/16				11,062	22,124	33,186				250,000
Performance RSUs(4)(6)	02/08/16				11,062	22,124	33,186				237,168
Darrell C. Sherman
2016 Bonus Program		19,733	526,202	868,233
Options(4)	02/08/16								35,007	11.30	128,125
Service-based RSUs(4)	02/08/16							11,338			128,125
Performance RSUs(4)(5)	02/08/16				5,669	11,338	17,007				128,125
Performance RSUs(4)(6)	02/08/16				5,669	11,338	17,007				121,549

(1)

Under our annual cash incentive bonus program, each named executive officer is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—Annual Cash Incentive Bonuses.” This column shows the potential amount of the bonus if performance goals were attained at certain threshold, target or stretch (maximum) levels. Note that the “threshold” amount assumes that the only performance goal achieved (at the threshold level) was the goal that accounts for the least weight in our calculation of the Actual Attainment Percentage when achieved at the threshold level.

(2)

Amounts reflect the Performance RSUs granted under our 2016 long-term incentive program. Performance RSUs will be eligible to vest at the end of the three-year performance period, based upon the Company’s performance against cumulative EPS goals and relative TSR goals, subject to the named executive officer’s continued employment through the date after the performance period that the compensation committee determines and certifies the applicable level of performance achieved. The threshold amounts shown reflect the number of shares which will be delivered assuming that threshold attainment is met for the performance goals. The maximum amounts shown assume reflect the number of shares which will be delivered assuming maximum attainment against performance goals. Performance RSUs accrue dividend equivalent units, but these equivalents are ultimately delivered to the recipient only to the extent that the underlying awards vest based upon performance. Please refer to the “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—Long-Term Incentives—Equity Based—2016 Equity Awards” for additional information.

(3)

Amounts in this column show the grant date fair value of the stock options, Service RSU awards and Performance RSU awards granted to our named executive officers. Please refer to footnotes (1) and (2) under the Summary Compensation Table for additional information.

(4)	Amounts represent grants of stock options, Service-based RSUs and Performance RSUs with respect to our annual long-term incentive plan.
(5)	Performance RSUs which vest subject to our EPS.
(6)	Performance RSUs which vest subject to our relative TSR.

See “Compensation Discussion and Analysis—Other Program Attributes—Employment Agreements, Severance Protection and Restrictive Covenant Agreements” for additional details regarding the employment agreements with our named executive officers, see “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—Annual Cash Incentive Bonuses” for additional details regarding the annual cash bonus program for our named executive officers, and see “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—Long-Term Incentives—Equity-Based” for a discussion of the material terms of the equity awards reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table.

36 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity and Equity-Based Awards at Fiscal Year-End

The following table provides information concerning the unexercised stock options outstanding and unvested equity and stock awards for each of our named executive officers as of the end of 2016.

			Option Awards					Equity or Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or New TMM Units and Holding Vehicle Performance Units That Have Not Vested (#)(1)		Market Value of Shares or Units or New TMM Units and Holding Vehicle Performance Units That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned RSUs (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned RSUs ($)(2)
Sheryl D. Palmer
Options	04/12/2013		100,000	100,000	(4)	22.00	04/12/23	—		—		—		—
New TMM Units		(3)	—	—		—	—	11,374	(5)	219,063	(2)	—		—
Holding Vehicle Performance Units		(3)	—	—		—	—	2,485,714	(6)	4,185,690	(7)	—		—
Options	02/09/2015		25,550	76,648	(8)	18.73	02/09/25	—		—		—		—
Service-based RSUs	02/09/2015		—	—		—	—	42,045	(9)	809,787		—		—
Performance RSUs	02/09/2015		—	—		—	—	—		—		73,579	(10)	1,417,132
Options	02/08/2016		—	239,071	(11)	11.30	02/08/26	—		—		—		—
Service-based RSUs	02/08/2016		—	—		—	—	77,434	(9)	1,491,379		—		—
Performance RSUs	02/08/2016		—	—		—	—	—		—		154,868	(10)	2,982,758
C. David Cone
Options	04/12/2013		87,500	87,500	(4)	22.00	04/12/23	—		—		—		—
New TMM Units		(3)	—	—		—	—	19,241	(5)	370,582	(2)	—		—
Holding Vehicle Performance Units		(3)	—	—		—	—	542,857	(6)	773,153	(7)	—		—
Options	02/09/2015		5,597	16,789	(8)	18.73	02/09/25	—		—		—		—
Service-based RSUs	02/09/2015		—	—		—	—	9,210	(9)	177,385		—		—
Performance RSUs	02/09/2015		—	—		—	—	—		—		16,118	(10)	310,433
Options	02/08/2016		—	68,306	(11)	11.30	02/08/26	—		—		—		—
Service-based RSUs	02/08/2016		—	—		—	—	22,124	(9)	426,108		—		—
Performance RSUs	02/08/2016		—	—		—	—	—		—		44,248	(10)	852,216
Darrell C. Sherman
Options	04/12/2013		33,750	33,750	(4)	22.00	04/12/23	—		—		—		—
New TMM Units		(3)	—	—		—	—	3,981	(5)	76,674	(2)	—		—
Holding Vehicle Performance Units		(3)	—	—		—	—	650,000	(6)	1,099,314	(7)	—		—
Options	02/09/2015		4,030	12,091	(8)	18.73	02/09/25	—		—		—		—
Service-based RSUs	02/09/2015		—	—		—	—	6,632	(9)	127,732		—		—
Performance RSUs	02/09/2015		—	—		—	—	—		—		11,608	(10)	223,570
Options	02/08/2016		—	35,007	(11)	11.30	02/08/26	—		—		—		—
Service-based RSUs	02/08/2016		—	—		—	—	11,338	(9)	218,370		—		—
Performance RSUs	02/08/2016		—	—		—	—	—		—		22,676	(10)	436,740

(1)	For additional information on vesting upon specified termination events or a change in control, see “—Potential Payments Upon Termination of Employment or Change in Control.”
(2)	Calculated using the NYSE closing price of $19.26 per share of our Class A common stock on December 30, 2016, the last trading day of 2016.
(3)

New TMM Units (and a corresponding number of shares of Class B common stock) and Holding Vehicle Performance Units were issued at the time of our IPO as part of the conversion of profits interests in TMM granted before the IPO. See “Compensation Discussion and Analysis—Key Elements of Executive Compensation Program—New TMM Units and Holding Vehicle Performance Units.”

(4)

The remaining unvested portion of these stock options vest and become exercisable ratably in two equal installments on each of April 12, 2017 and 2018, subject to continued employment on the applicable vesting date.

(5)

Ms. Palmer’s unvested New TMM Units will vest on June 29, 2017, subject to her continued employment through such date. Mr. Cone’s unvested New TMM Units vest as follows, subject to his continued employment through the applicable vesting date: (i) 15,600 New TMM Units on October 15, 2017 and (ii) 3,641 New TMM Units on December 7, 2017. Mr. Sherman’s unvested New TMM Units will vest on June 29, 2017, subject to his continued employment through such date.

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COMPENSATION DISCUSSION AND ANALYSIS

(6)

Represents the aggregate number of unvested Holding Vehicle Performance Units held as of December 31, 2016. Holding Vehicle Performance Units will vest in full or in part based on the cash return received by the Principal Equityholders as of the date of determination, subject to and conditioned on the holder’s continuous employment through the applicable vesting date.

(7)

The value of the unvested Holding Vehicle Performance Units is calculated assuming a valuation of the Company implied by the NYSE closing price of $19.26 per share of our Class A common stock on December 30, 2016, the last trading day of 2016, and assumes that the Principal Equityholders sold their remaining equity interests in the Company without any transaction costs or offering discount.

(8)

The remaining unvested portion of these stock options vest and become exercisable ratably in three equal installments on each of February 9, 2017, 2018 and 2019, subject to continued employment through the applicable vesting date.

(9)

Service-based RSUs vest ratably in three substantially equal installments of 33 1/3% on each of the second, third and fourth anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(10)

Performance RSUs vest based on the achievement of performance goals over a three-year performance period, subject to continued employment through the date that the compensation committee determines and certifies the level of performance achieved under the applicable performance measures. Amounts reflect the target number of shares that could vest as of the end of the performance period. See “Compensation Discussion and Analysis — Key Elements of Executive Compensation Program — Long-Term Incentives—Equity Based” for additional information regarding the performance periods applicable to the respective performance measures.

(11)

These stock options vest and become exercisable ratably in four equal installments of 25% on each of the first, second, third and fourth anniversaries of February 8, 2016, subject to continued employment through the applicable vesting date.

Option Exercises and Stock Vested Table

The following table provides information concerning the vesting of equity awards during 2016 on an aggregated basis for each of our named executive officers. While our named executive officers vested in New TMM Units during 2016, the value realized on vesting is an approximate value determined as of the date of vesting, however, no amounts were actually realized by our named executive officers as each such individual continues to hold the New TMM Units. None of the stock options or RSUs previously granted to our named executive officers were exercised or vested in 2016.

	New TMM Units
Name	Number of New TMM Units Vested (#)	Value Realized on Vesting ($)(1)
Sheryl D. Palmer(2)	101,936	1,631,695
C. David Cone(3)	19,241	347,053
Darrell C. Sherman(4)	26,621	424,557

(1)

Amounts reported are based on the closing price of our Class A common stock on the NYSE on the vesting date, unless a vesting date falls on a date on which the NYSE markets were not open for trading, in which case, amounts reported are based on the closing price of a share of our Class A common stock for the immediately preceding trading day.

(2)

90,562 of Ms. Palmer’s New TMM Units vested on July 13, 2016, and 11,374 of her New TMM Units vested on June 29, 2016. The respective value realized on vesting of these New TMM Units was based on the closing price of our Class A common stock on the NYSE on July 13, 2016 ($16.18) and June 29, 2016 ($14.63).

(3)

15,600 of Mr. Cone’s New TMM Units vested on October 15, 2016, and 3,641 of his New TMM Units vested as of December 7, 2016. The respective value realized on vesting of these New TMM Units was based on the closing price of our Class A common stock on the NYSE on October 14, 2016 ($17.39) and December 7, 2016 ($20.81).

(4)

22,640 of M. Sherman’s New TMM Units vested on July 13, 2016, and 3,981 of his New TMM Units vested on June 29, 2016. The respective value realized on vesting of these New TMM Units was based on the closing price of our Class A common stock on the NYSE on July 13, 2016 ($16.18) and June 29, 2016 ($14.63).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Sheryl D. Palmer	Taylor Morrison Cash Balance Pension Plan	11.0	94,526	(2)	—
Darrell C. Sherman	Taylor Morrison Cash Balance Pension Plan	8.0	20,102	(2)	—

38 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(1)

As of December 31, 2016, each participating named executive officer is fully vested in his or her respective retirement plan benefit. Pursuant to the terms of the Taylor Morrison Cash Balance Pension Plan, a year of service is credited once a participant has worked 1,000 hours in that year. Mr. Cone does not participate in the Taylor Morrison Cash Balance Pension Plan as he began employment with us on October 15, 2012 and the plan was frozen as of December 31, 2010.

(2)

These amounts represent the actuarial present value of the total retirement benefit that would be payable to each respective named executive officer under the Taylor Morrison Cash Balance Pension Plan as of December 31, 2016. The following key actuarial assumptions and methodologies were used to calculate the present value of accumulated benefits under the Taylor Morrison Cash Balance Pension Plan: a discount rate of 3.97% and Adjusted RP-2014 Mortality Tables with MP-2016 projection scale.

Pension benefits are provided to our named executive officers under the following plan, The Taylor Morrison Cash Balance Pension Plan (the “Pension Plan”). Effective December 31, 2010, the Pension Plan was frozen as to new participants and future accruals. Ms. Palmer and Mr. Sherman were each eligible for early retirement under the Pension Plan for 2016.

The following table is an overview of the current terms and provisions of the frozen Pension Plan.

Pension Plan
Purpose	To provide a retirement benefit for eligible employees in recognition of their contributions to the overall success of our business.
Eligibility

U.S. salaried and hourly employees, including the named executive officers. The Pension Plan was frozen effective December 31, 2010. Employees hired January 1, 2011 or later are not eligible to participate in the Pension Plan.

Retirement Date & Early Retirement Date

Normal Retirement: The first day of the month coinciding with or next following the participant’s 65th birthday, or if later the participant’s fifth anniversary of joining the Pension Plan.

Early Retirement: The first day of the month coinciding with or next following the date that participant attains age 50, and has completed at least five years of service with us.

Pension Formula

Normal Retirement: Quarterly credits based on the employee’s age and eligible compensation (including regular compensation for services, commissions, bonuses, leave cash-outs, deferred compensation, but excluding separation payments), with the size of our contributions increasing based on the participant’s age. Our contributions range from 2% to 4% of eligible compensation, plus 1% of eligible compensation over the social security wage base. As of December 31, 2010, the Pension Plan was frozen with regard to pay credits.

Early Retirement: Same as normal retirement, however, if the participant elects to receive payments as of the early retirement date, the benefit will be equal to the actuarial equivalent of the normal retirement benefit.

Form of Benefit

Normal Retirement: Paid as a monthly pension commencing on the participant’s retirement date and continuing for the participant’s life, with survivor benefits following the participant’s death continuing to the participant’s spouse during the spouse’s life at a rate equal to 50% of the rate at which such benefits were payable to the participant (i.e., a joint and 50% survivor annuity). A participant who is unmarried at the time benefits become payable under the Pension Plan shall be entitled to a monthly pension continuing for the participant’s life. However, the form of distribution of such benefit shall be determined pursuant to the provisions of the pension plan (i.e., one lump-sum cash payment, monthly pension payable over the life of the participant, etc.).

Early Retirement: Same as normal retirement.

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COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments Upon Termination of Employment or Change in Control

The following summaries and tables describe and quantify the potential payments and benefits that we would provide to our named executive officers in connection with termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the termination of employment and/or change in control occurred on December 31, 2016. The amounts that would actually be paid to our executive officers upon a termination of employment will depend on the circumstances and timing of termination or change in control.

Severance Benefits

Ms. Palmer. If Ms. Palmer resigns for “good reason” or if we terminate her employment without “cause” (including our election not to renew her employment agreement), Ms. Palmer will be entitled to receive the following payments and benefits, subject to her execution of a release of claims against us and her continued compliance with her post-employment restrictive covenants:

•	cash severance equal to two and a half times her base salary, payable in equal installments over a thirty-month period in accordance with our standard payroll practices;

•

a prorated annual bonus for the fiscal year in which her employment terminates, payable in a lump sum and based on actual performance for the year (determined by the board of directors of Taylor Morrison Holdings following completion of the performance year and paid at the same time as other executives participating in the applicable plan); and

•

the employer’s portion of Ms. Palmer’s COBRA premiums for up to thirty months following her date of termination of employment or such shorter period if she becomes eligible to receive comparable coverage under another employer plan.

Solely in the event that a qualifying termination occurs within the twenty-four month period following a change in control, in addition to the severance payments and benefits described above, Ms. Palmer will be entitled to receive a cash payment equal to two and a half times her target bonus for the then current fiscal year payable in equal installments over the thirty-month period.

In 2012, we also amended Ms. Palmer’s employment agreement to provide her with an opportunity to receive a special retirement bonus in the amount of $1,000,000, if, after May 15, 2013, she voluntarily terminates her employment from the homebuilding industry and does not resume employment in the industry in any capacity for a period of five years following such departure. The special retirement bonus is payable in equal installments over the period that the first $1,000,000 in cash severance would have otherwise been payable if Ms. Palmer resigned for good reason or if we had terminated her employment without cause. In the event that Ms. Palmer resumes employment in the homebuilding industry within such five-year period, she will be required to repay the special retirement bonus to us. The purpose of providing Ms. Palmer this retirement bonus is twofold: retention of her services through at least May 15, 2013 and to deter her from directly competing with us for a period of five years following any such departure which could cause significant harm to our business.

Termination of Ms. Palmer for “cause” generally means (i) a material breach by Ms. Palmer of her employment agreement, any equity agreement or any of our policies (subject to up to a 15-day period to cure such breach or failure if reasonably susceptible to cure); (ii) Ms. Palmer’s gross negligence or willful misconduct, which is injurious to us; or (iii) Ms. Palmer’s commission of a felony or other crime involving dishonesty, fraud, breach of any fiduciary obligation to the board of directors or any equity holder, or unethical business conduct.

Resignation by Ms. Palmer for “good reason” generally means (i) any material diminution in the nature or status of Ms. Palmer’s duties and responsibilities, (ii) any material diminution in Ms. Palmer’s base salary or bonus opportunity, other than a decrease in base salary or bonus opportunity that applies to a similarly situated class of employees, or (iii) a change of Ms. Palmer’s principal place of business to a location more than 50 miles from its then present location; provided, that Ms. Palmer provides us with written notice of any fact or circumstance believed by her to constitute good reason within 90 days of the occurrence of such fact or circumstance, and subject to a 30-day period to cure such fact or circumstance.

“Change in control” has the same meaning contained in the 2013 Omnibus Plan (or any successor plan thereto).

Ms. Palmer is also subject to a restrictive covenants agreement in which she has agreed, among other things, not to compete with us for 18 months following (i) a termination of employment by us (other than for cause) or by Ms. Palmer for good reason, (ii) upon voluntary termination of employment or (iii) termination by us for cause.

40 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Messrs. Cone and Sherman. The employment of Messrs. Cone and Sherman may be terminated by us or by the executive at any time, with or without cause. Pursuant to each such executive’s employment agreement, the executive is entitled to receive severance benefits upon termination by us without “cause” at any time or upon resignation for “good reason” following a change in control. Upon an eligible termination, the terminated executive will be entitled to continued payment of base salary for 12 months, payable in 26 equal installments in accordance with our standard payroll practices, a prorated annual bonus for the year of termination payable in a lump sum at the same time as annual bonuses are otherwise paid to our other employees, and company-paid COBRA premiums for continued participation in our welfare plans for up to one year or such shorter period if the executive becomes eligible for coverage under another group program. The executive’s entitlement to these severance payments and benefits is generally conditioned on continued compliance with obligations not to solicit our employees, customers or suppliers and execution of a general release of all claims against us.

Resignation for “good reason” includes a “change in control” combined with either: (i) a material and adverse change in the executive’s level, scope of duties and responsibilities or total compensation; or (ii) a relocation of more than 50 miles of the executive’s principal place of employment; provided that, in each case, notice of resignation is delivered to us within 30 days of such occurrence in the case of Mr. Sherman or 20 days in the case of Mr. Cone.

Termination for “cause” generally includes any of the following actions by the executive: (i) conviction, guilty plea or confession to any felony, act of fraud, theft or embezzlement; (ii) malfeasance, negligence or intentional failure to perform duties that is not cured after 5 days of receipt of notice from us; or (iii) failure to comply with our employment policies, a failure to comply with the executive’s agreement, or deviation from any of our employee policies or directives of the board of directors.

“Change in control” for both Mr. Sherman and Mr. Cone has the same meaning contained in the 2013 Omnibus Plan (or any successor plan thereto).

Each of Messrs. Cone and Sherman is also subject to a restrictive covenants agreement in which he has agreed, among other things, not to compete with us for 18 months following (i) a termination of employment by us (other than for cause) or by the executive for good reason, provided that we are paying the executive severance, (ii) upon voluntary termination of employment or (iii) termination by us for cause.

Treatment of Equity Awards upon Termination (Not in Connection with a Change in Control). Under the terms of our 2013 Omnibus Plan and the award agreements for awards issued thereunder, upon any termination of employment, whether with or without “cause” or “good reason,” or by reason of an employee’s death or disability, unvested options and RSUs (both Service-based RSUs and Performance RSUs) are forfeited for no consideration. Vested options may be exercised for a period of 90 days following a termination without “cause” or for “good reason,” and for a period of one year following a termination by reason of death or disability. If an employee is terminated for cause, all of the employee’s options, whether vested or unvested, expire immediately upon termination. Under the terms of the applicable plan document and award agreements, upon any termination of employment, whether with or without “cause” or “good reason,” or by reason of an employee’s death or disability, unvested New TMM Units and unvested Holding Vehicle Performance Units are forfeited for no consideration, and if terminated for “cause” all such units, whether vested or unvested, are forfeited for no consideration.

Change in Control Benefits

We do not provide our named executive officers with any single-trigger change in control payments or benefits. If a change in control were to have occurred on December 31, 2016, and our named executive officers remained employed by us, there would have been no payments due to our named executive officers under any of our plans. Each named executive officer’s Holding Vehicle Performance Units will only vest (in full or in part) based on the cash return received by the Principal Equityholders as of the date of determination, subject to and conditioned on such named executive officer’s continued employment through the applicable vesting date, whether or not in connection with a change in control.

Each named executive officer’s New TMM Units that are subject only to time-based vesting conditions will become 100% vested in connection with any termination by us without “cause” or by the executive for “good reason” (excluding, for the avoidance of doubt, a termination by reason of death or disability) (each as defined in the relevant award agreement) that occurs within 24 months following a “change in control.” For purposes of the vesting of New TMM Units, a change in control is generally defined as: (i) a sale of 80% or more of the equity of New TMM or a subsidiary if such subsidiary holds substantially all of the assets of New TMM and its subsidiaries; (ii) a sale of substantially all of the assets of New TMM and its subsidiaries; or (iii) a transfer pursuant to which the acquirer has power to replace New TMM’s general partner.

Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement  | 41

COMPENSATION DISCUSSION AND ANALYSIS

Each named executive officer’s outstanding stock options shall become immediately vested and exercisable and outstanding Service RSU awards will become 100% vested in connection with a termination by us without “cause” or by the executive for “good reason” (excluding, for the avoidance of doubt, a termination by reason of death or disability) (each as defined in the relevant award agreement) that occurs within 24 months following a “change in control” (as defined in the 2013 Omnibus Plan). For RSU awards subject to a performance condition, the performance period is deemed to end on the date of the change in control and the compensation committee may, in its discretion, determine to what extent any applicable performance goals have been met and/or cause the award to be paid in full or in part.

No named executive officer has any right to receive a “gross up” for any excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, or any other U.S. federal, state and local income tax.

Calculations of Benefits to Which Executives Would be Entitled

Assuming no change in control had occurred and termination of employment occurred on December 31, 2016, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated to be as follows:

Estimated Payments and Benefits upon Termination without Cause Assuming No Change in Control had Occurred

Name	Salary Continuation		Prorated Bonus(3)	Continued Benefits(4)	Other Compensation	TOTAL
Sheryl D. Palmer(1)	$2,500,000	(2)	$1,462,950	$36,879	—	$3,999,829
C. David Cone	$525,000	(5)	$732,929	$22,374	—	$1,280,303
Darrell C. Sherman	$425,000	(5)	$513,205	$22,374	—	$960,579

(1)	In the case of Ms. Palmer, these amounts are also payable if she terminates her employment with us for good reason.
(2)

If Ms. Palmer’s employment had terminated without cause or she resigned for good reason, her base severance amount is two and a half times her base salary ($1,000,000). In the event Ms. Palmer voluntarily terminates employment in connection with her retirement from the homebuilding industry, in lieu of the salary continuation, prorated bonus and continued benefits payments set forth above, we will pay her a special retirement bonus equal to $1,000,000, which is payable in equal installments as described above.

(3)

Pursuant to their respective employment agreements, each of our named executive officers is entitled to a prorated annual bonus for the fiscal year in which employment terminates based on actual performance. For purposes of this table, we have calculated the bonuses assuming that each named executive officer would have received his or her annual bonus based on the actual performance results under our 2016 annual bonus program. We have assumed that the financial targets in the 2016 annual bonus program were able to be determined as of December 31, 2016.

(4)

These amounts reflect the estimated COBRA premiums for the executives and their respective eligible dependents enrolled (if any) in any then-existing group health plans for one year (or in the case of Ms. Palmer, 30 months) as required by their respective employment agreements and assumes that the executive does not become eligible for other health coverage.

(5)	Pursuant to their respective employment agreements, each of Messrs. Cone and Sherman is entitled to an amount equal to one times his respective base salary.

42 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Assuming a change in control and termination of employment occurred on December 31, 2016, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated to be as follows:

Estimated Payments and Benefits upon Termination without Cause or for Good Reason in Connection with a Change in Control

Name	Salary Continuation		Prorated Bonus(1)	Continued Benefits(2)	Other Compensation		Equity Value(3)	Vesting of Options & RSU Awards(4)	TOTAL
Sheryl D. Palmer	$2,500,000	(5)	$1,462,950	$36,879	$3,750,000	(6)	$4,404,753	$8,644,684	$20,799,2668
C. David Cone	$525,000	(7)	$732,929	$22,374	—		$1,143,735	$2,318,756	$4,742,794
Darrell C. Sherman	$425,000	(7)	$513,205	$22,374	—		$1,175,988	$1,291,476	$3,428,043

(1)

Pursuant to their respective employment agreements, each of our named executive officers is entitled to a prorated annual bonus for the fiscal year in which employment terminates based on actual performance. For purposes of this table, we have calculated the bonuses assuming that each named executive officer would have received his or her annual bonus based on the actual performance results under our 2016 annual bonus program. We have assumed that the financial targets in the 2016 annual bonus program were able to be determined as of December 31, 2016.

(2)

These amounts reflect the estimated COBRA premiums for the executives and their respective eligible dependents enrolled (if any) in any then-existing group health plans for one year (or in the case of Ms. Palmer, 30 months) as required by their respective employment agreements.

(3)

Values in this column reflect values relating to both the New TMM Units and the Holding Vehicle Performance Units, and have been calculated using the NYSE closing price of $19.26 per share of our Class A common stock on December 30, 2016, the last business day of 2016. In accordance with the terms of the New TMM Unit awards, the vesting of all of the individual’s New TMM Units (and corresponding shares of our Class B common stock that have voting, but not economic rights) subject only to time-based vesting conditions would have accelerated and become vested as of the date of termination of employment and change in control. The value of our named executive officers’ unvested New TMM Units included in the figures reported in this column are as follows: Ms. Palmer—$219,063, Mr. Cone—$370,582 and Mr. Sherman—$76,674. To calculate the values of the Holding Vehicle Performance Units, we have assumed that the Principal Equityholders sold their remaining equity interests in us without any transaction costs or offering discount as of December 31, 2016. The value of our named executive officers’ Holding Vehicle Performance Units represented by the figures in this column are as follows: Ms. Palmer—$4,185,690, Mr. Cone—$773,153, and Mr. Sherman—$1,099,314.

(4)

Represents the in-the-money value of unvested stock options and unvested RSUs associated with the acceleration of the vesting of equity awards. In the case of RSUs, the value was based on the NYSE closing price of $19.26 per share of our Class A common stock on December 30, 2016, the last business day of 2016, and, in the case of options, was based on the difference between such closing price and the exercise price of the option. For Performance RSUs, we have assumed that the target performance goal was achieved and certified.

(5)

If Ms. Palmer’s employment would have been terminated without cause or she had resigned for good reason within the 24-month period following a change in control, her base severance amount is two and a half times her base salary ($1,000,000). However, in the event Ms. Palmer voluntarily terminates employment in connection with her retirement from the homebuilding industry (whether in connection with a change in control or otherwise), she would not be entitled to the salary continuation, prorated bonus and continued benefits payments as set forth in the chart above and, instead, we will pay her a special retirement bonus equal to $1,000,000 which is payable in equal installments as described above. None of Ms. Palmer’s unvested equity awards by their terms would vest upon her retirement from the homebuilding industry following a change in control.

(6)

This amount reflects two and a half times the product of Ms. Palmer’s target annual bonus percentage (150%) multiplied by Ms. Palmer’s base salary ($1,000,000), as payable pursuant to her employment agreement, to the extent she would have been terminated either by us without cause or she had resigned for good reason during the 24-month period following a change in control. This amount would be payable in equal installments over a 30-month period.

(7)	Pursuant to their respective employment agreements, Messrs. Cone and Sherman are entitled to an amount equal to one times the named executive officer’s base salary.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

Proposal 2: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say on Pay)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote. In accordance with the requirements of the SEC, we are providing our stockholders with an opportunity to express their views on our named executive officers’ compensation. Although this advisory vote is nonbinding, our board of directors and compensation committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

As described in more detail in the Compensation Discussion and Analysis, our executive compensation program is designed to have the following attributes:

•	A balanced mix of short-term cash compensation and long-term equity-based compensation;

•	Forfeiture of equity awards upon violation of certain post-employment restrictive covenants;

•	Use of multiple performance measures with no guaranteed incentive payouts;

•	Limitations on the amount of awards that can be made under our equity incentive plans;

•	Consideration of external market data and use of an independent compensation consultant when designing compensation programs;

•

An anti-hedging policy applicable to all employees (including our executive officers and directors) that prohibits purchases of our stock on margin, calls or similar options on our stock, or selling our stock short;

•	An appropriate level of severance protection to ensure continuity of service;

•	No single-trigger change in control “parachute payment” features in any of our programs;

•	No gross ups for any excise or other penalty taxes related to compensation paid;

•	Clawback of certain cash and equity incentive compensation; and

•	A modest use of perquisites, which do not make up a material portion of the compensation and benefits provided to our named executive officers.

We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2016 and how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The compensation committee and our board of directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. We intend to conduct future advisory votes on the compensation of our named executive officers every year.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this Proxy Statement.”

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors Recommends a Vote “FOR” the Advisory Resolution to Approve the Compensation of our Named Executive Officers.

44 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Deloitte & Touche LLP has served as our independent public accounting firm, and the accounting firm of our accounting predecessors, since 2007. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the audit committee may reconsider whether to retain Deloitte & Touche LLP. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The following table provides information regarding the fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2016 and 2015. All fees described below paid to Deloitte & Touche LLP were pre-approved by the audit committee.

	2016	2015
Audit Fees	$1,917,497	$1,626,300
Audit-Related Fees	10,000	305,000
Tax Fees	790,845	1,050,118
All Other Fees	2,216	2,000

Total	$2,720,558	$2,983,418

Audit Fees

This category includes the aggregate fees during 2016 and 2015 for audit services provided by the independent registered public accounting firm or its affiliates, including for the audits of our annual consolidated financial statements, reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q and foreign statutory audits.

Audit-Related Fees

This category includes the aggregate fees during 2016 and 2015 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category, including fees associated with (i) assistance in undertaking and applying financial accounting and reporting standards, (ii) accounting assistance with regard to proposed transactions, (iii) services rendered in connection with registration statements and (iv) the preparation and review of documents related to our securities offerings.

Tax Fees

This category includes the aggregate fees during 2016 and 2015 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice.

All Other Fees

Other fees include fees to the independent registered public accounting firm or its affiliates for annual subscriptions to online accounting and tax research software applications and data.

Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement  | 45

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. The audit committee’s authority to pre-approve such services is set forth in the charter of the audit committee, which is available on the Investor Relations page of our corporate website, www.taylormorrison.com, under the category “Corporate Governance.” The audit committee considered whether the non-audit services rendered by and fees paid to Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.

The proposal will be approved by the affirmative vote of the majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting against the proposal. Brokers may vote shares with respect to this proposal in the absence of client instructions and, thus, there will be no broker non-votes with respect to this proposal.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

46 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States and for expressing opinions on our internal control over financial reporting.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB AS No. 1301, Communications with Audit Committees, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has also discussed with Deloitte & Touche LLP their independence.

Based on its reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE

James Henry (Chairman) Anne L. Mariucci David C. Merritt

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Proposal 4: Approval of the Amendment and Restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan

General

At the Annual Meeting, our stockholders will be asked to approve the amendment and restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (Amended and Restated as of May 25, 2016) (the “2013 Omnibus Plan,” and when referred to herein as proposed to be amended and restated, the “Amended and Restated Plan”).

On April 14, 2017, our Board adopted, subject to stockholder approval, the Amended and Restated Plan. A copy of the Amended and Restated Plan is attached to this proxy statement as Appendix A. We are seeking stockholder approval of the Amended and Restated Plan to comply with NYSE listing rules that require stockholder approval of material changes to equity compensation plans.

The changes included in the Amended and Restated Plan would:

•

Increase in Aggregate Share Limit. The 2013 Omnibus Plan currently limits the aggregate number of shares of Class A common stock that may be delivered pursuant to all awards granted under the 2013 Omnibus Plan to 7,956,955 shares. The proposed amendments would increase this limit by an additional 6,221,504 shares so that the new aggregate share limit under the Amended and Restated Plan would be 14,178,459 shares, which increase represents approximately 12% of the Company’s Class A common stock outstanding as of the Record Date, or 5% assuming the exchange of all New TMM Units (and a corresponding number of shares of Class B common stock) for shares of Class A common stock.

•

Modifications of Award Sub-Limits. The proposed amendments would also (i) add an annual limit of 4,000,000 shares that may be made subject to stock option or stock appreciation awards for any one participant in any calendar year, (ii) increase the limit on the number of shares that may be made subject to performance compensation awards for any one participant in any performance period by 48,261 shares to 2,000,000 shares, and (iii) increase the limit on maximum amount that can be paid to any individual participant for a single fiscal year during a performance period (or with respect to each single year in the event a performance period extends beyond a single year) pursuant to a performance compensation award denominated in cash by $1,850,000 to $5,000,000.

•

Approval of Director Award Limit. The proposed amendments would add new limits on awards that may be granted to non-employee directors under the Amended and Restated Plan. The maximum amount (based on the fair market value of shares of Class A common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director shall be $250,000, provided that the foregoing limitation shall neither apply to nor take into account any restricted stock units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.

Approval by stockholders of the Amended and Restated Plan will also satisfy the requirement to have the material terms of the permissible performance goals under which compensation may be paid that were initially included under the 2013 Omnibus Plan for purposes of certain awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) Internal Revenue Code of 1986, as amended (the “Code”), re-approved by stockholders at least once every five years. Under Section 162(m) of the Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as “performance-based compensation” under Section 162(m) of the Code, and the material terms of the plan for such compensation are approved by stockholders. For purposes of Section 162(m) of the Code, the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals are based and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed below.

As of the Record Date, there were a total of 5,046,852 shares of our Class A common stock subject to outstanding awards under the 2013 Omnibus Plan and 2,823,631 remaining shares of our Class A common stock reserved for

48 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

issuance under the 2013 Omnibus Plan. The Amended and Restated Plan would increase the reserved shares of Class A common stock under the plan by 6,221,504 shares. Based solely on the closing price of our Class A common stock, as reported by the NYSE on the Record Date ($21.27), the maximum aggregate market value of the additional 6,221,504 new shares of Class A common stock that could be issued under the Amended and Restated Plan is approximately $132.3 million.

We believe that the increase in the reserved shares of Class A common stock for issuance under the Amended and Restated Plan is necessary to ensure that we have adequate capacity to continue to attract and retain talented employees and non-employee directors. We believe that this number represents a reasonable amount of potential equity dilution and allows us to continue to award equity incentives, which are an important component of our overall compensation program.

The following table provides information regarding our annual “burn rate” (see footnote 3 to the table below) for the past three fiscal years under the 2013 Omnibus Plan. We currently expect the number of shares authorized for issuance under the Amended and Restated Plan will be sufficient to provide for future awards for at least three years.

Burn Rate
Fiscal Year	Awards Granted(1)	Diluted Weighted Average Number of Shares of Common Stock Outstanding(2)	Burn Rate (3)
2016	2,238,242	120,832,000	1.85%
2015	847,194	122,384,000	0.69%
2014	103,622	122,313,000	0.08%

(1)	Includes stock options, service-based vesting restricted stock units, performance-based vesting restricted stock units (assuming achievement of the target level of performance) and DSUs.
(2)	As reported in the Company’s financial statements filed with the Annual Report on Form 10-K for 2016.
(3)	Burn rate = (# of Awards Granted) / (Diluted Weighted Average Number of Shares of Common Stock Outstanding).

If our stockholders approve the Amended and Restated Plan, the Amended and Restated Plan will be effective as of May 31, 2017. If our stockholders do not approve the Amended and Restated Plan, the 2013 Omnibus Plan will remain in effect in its current form.

Reasons Why You Should Vote in Favor of this Proposal

Our Board recommends a vote FOR the approval of the Amended and Restated Plan because it believes that the Amended and Restated Plan is in the best interests of the Company and its stockholders for the following reasons:

•

Performance based. The Amended and Restated Plan enables us to continue to provide performance-based compensation awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the Amended and Restated Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the Amended and Restated Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

If this proposal is not approved by our stockholders and, as a consequence, we are unable to continue to make equity grants at competitive levels, the Board believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected. In addition, if stockholders do not approve the Amended and Restated Plan, there will be no limit on awards to non-employee directors.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Summary of Sound Governance Features of the Amended and Restated Plan

Our Board and the compensation committee of the Board believe the Amended and Restated Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•

No “evergreen” provision. The number of shares of our Class A common stock available for issuance under the Amended and Restated Plan is fixed and does not adjust based upon the number of shares outstanding.

•

No liberal change in control definition. The change in control definition in the Amended and Restated Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A change in control (or the approval of a plan of complete dissolution or liquidation) must actually occur in order for the change in control provisions in the Amended and Restated Plan to be triggered.

•	No dividends on unearned awards. The Amended and Restated Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-vesting.

•	No repricing without stockholder approval. The Amended and Restated Plan prohibits the repricing of outstanding stock options or stock appreciation rights (“SARs”) without stockholder approval.

•	Clawback provision. The Amended and Restated Plan contains a provision that subjects awards to clawback or forfeiture to the extent called for by applicable law or Company policy.

•

No discounted stock options or SARs. The Amended and Restated Plan includes a provision requiring that all stock options and SARs are to be granted at a price not less than fair market value on the date of grant.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 with respect to the 2013 Omnibus Plan under which our equity securities are authorized for issuance.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	4,187,887	$17.09	(2)	3,371,229	(3)
Equity compensation plans not approved by security holders	—	—		—

(1)

Equity compensation plans approved by security holders consist of the 2013 Omnibus Plan. The 2013 Omnibus Plan is currently our only compensation plan pursuant to which our equity is awarded. This figure does not include the 1,146,357 New TMM Units (and the corresponding shares of our Class B common stock) that can be exchanged on a one-for-one basis for shares of our Class A common stock. The New TMM Units were issued pursuant to the TMM Holdings II Limited Partnership 2013 Common Unit Plan and were not made pursuant to any equity compensation plan.

(2)

Column (a) includes 1,756,540 shares of our Class A common stock underlying outstanding time-based vesting and performance-based vesting RSUs and outstanding DSUs. Amount assumes achievement of the maximum level of performance in respect of RSUs that are subject to performance-based vesting conditions. Because there is no exercise price associated with RSUs and DSUs, such equity awards are not include in the weighted-average exercise price calculation in column (b).

(3)	A total of 7,956,955 shares of our Class A common stock have been authorized for issuance pursuant to the terms of the 2013 Omnibus Plan.

Summary of the Amended and Restated Plan

The following description of the Amended and Restated Plan is a summary of certain provisions of the Amended and Restated Plan and is qualified in its entirety by the text of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated, a copy of which is attached as Appendix A, and should be read in conjunction with the following summary.

50 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Purpose. The purpose of our Amended and Restated Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Administration. Pursuant to the Amended and Restated Plan, our compensation committee (or subcommittee of delegated directors or officers) will have authority to grant awards under the plan, determine the types of awards to be granted, the recipients of awards, and the terms and conditions of awards (including the number of shares of our Class A common stock (or dollar value) subject thereto, the vesting schedule and term, and to what extent and when awards may be settled in cash, shares of common stock, restricted shares or other property) and to establish rules relating to the plan and interpret the plan and awards.

Eligibility. The compensation committee may grant awards, including common stock, stock options, share appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance compensation awards (in the form of cash or equity) or any combination of the foregoing, to our non-employee directors and employees, consultants or advisors. As of the Record Date, approximately 1,750 employees and five non-employee directors were eligible for awards under the 2013 Omnibus Plan.

Number of Shares Authorized.

Subject to adjustment in connection with changes in capitalization and other corporate or non-recurring events, the Amended and Restated Plan will provide for an aggregate of 14,178,459 shares of our Class A common stock to be available for awards. As of the Record Date, there was an aggregate of 2,823,631 shares of our Class A common stock remaining available for future grants of awards.

As noted above, we are seeking stockholder approval to increase the aggregate maximum number of shares of our Class A common stock authorized and reserved for issuance under the Amended and Restated Plan from 7,956,955 to 14,178,459. In addition, the proposed amendments would also provide that: (i) no more than 4,000,000 shares of Class A common stock may be subject to grants of stock options or stock appreciation rights under the Amended and Restated Plan to any single participant during any calendar year and no more than 14,178,459 shares of Class A common stock may be subject to grants of stock options or stock appreciation rights under the Amended and Restated Plan; (ii) no more than 3,903,748 shares of Class A common stock may be issued in respect of incentive stock options under the Amended and Restated Plan; (iii) no more than 2,000,000 shares of Class A common stock (an increase from 1,951,739) may be granted under the Amended and Restated Plan with respect to performance compensation awards to any participant in any one year; and (iv) the maximum amount payable to any participant under the Amended and Restated Plan for any single fiscal year during a performance period for a cash-denominated award is $5,000,000 (an increase from $3,150,000). In addition, under the Amended and Restated Plan, the maximum amount (based on the fair market value of shares of Class A common stock on the date of grant as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee director shall be $250,000; provided that the foregoing limitation shall neither apply to nor take into account any restricted stock units issued to a non-employee director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.

If any award is forfeited, or if any option or stock appreciation right terminates, expires or lapses without being settled or exercised or any share is surrendered or tendered to the Company in payment of the exercise price of any taxes required to be withheld, shares of our Class A common stock subject to such award surrendered or tendered will again be available for future grant under the Amended and Restated Plan. If there is any change in our corporate capitalization, our compensation committee shall make any equitable substitutions or adjustments it deems necessary or appropriate in its sole discretion to the number of shares reserved for issuance under the Amended and Restated Plan, the number of shares covered by awards then outstanding under the Amended and Restated Plan, the limitations on awards under the Amended and Restated Plan, the exercise price of outstanding options and such other adjustments as it may determine appropriate.

The 2013 Omnibus Plan had an initial term of ten years, which will expire on April 8, 2023. The Amended and Restated Plan does not extend the initial term. No further awards may be granted under the Amended and Restated Plan after April 8, 2023 unless the term of the Amended and Restated Plan is extended by the Company’s stockholders.

Awards Available for Grant. The compensation committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance compensation awards (including cash-based awards), other stock-based awards or any combination of the foregoing.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Options. The compensation committee will be authorized to grant options to purchase shares of Class A common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the compensation committee. Under the terms of our Amended and Restated Plan, the exercise price of the options will not be less than the fair market value of our Class A common stock at the time of grant. Options granted under the Amended and Restated Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a stockholder that holds 10% or more of the Company’s voting power). Payment in respect of the exercise of an option may be made in cash, check, by surrender of shares of Class A common stock, or by such other method as the compensation committee may permit in its sole discretion.

SARs. The compensation committee is authorized to award SARs under the Amended and Restated Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time less applicable withholding (in the case of cash-settled SARs). An option granted under the Amended and Restated Plan may include SARs, and the compensation committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of SARs granted independent of options shall be subject to terms established by the compensation committee and reflected in the award agreement.

Restricted Stock. The compensation committee will be authorized to award restricted stock under the Amended and Restated Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee. Restricted stock is Class A common stock that generally is non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, any then unvested restricted stock will be forfeited. Subject to any restrictions set forth in the applicable award agreement, holders of restricted stock shall generally be entitled to vote and receive dividends with respect to such restricted stock, however, dividends shall only be payable to the holder following the date on which the restrictions on such restricted stock lapse.

Restricted Stock Unit Awards. The compensation committee will be authorized to award restricted stock units, or RSUs. RSU awards will be subject to the terms and conditions established by the compensation committee. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the RSUs are to be earned, any then unvested RSUs will be forfeited. At the election of the compensation committee, the participant will receive a number of shares of Class A common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date set forth in the applicable award agreement, less any taxes required to be withheld. The holder of any RSUs may be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on our Class A common stock, in the form of shares or cash and payable at the same time and under the same restrictions as the underlying RSUs.

Stock-Based Awards. The compensation committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine.

Performance Compensation Awards. The compensation committee may grant any award under the Amended and Restated Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. In addition, the compensation committee may denominate an award in cash or shares of Class A common stock to any participant and designate such award as a performance award intended to qualify as “performance-based compensation” under Section 162(m). If the compensation committee determines that any performance-based award is intended to be subject to Section 162(m), the compensation committee shall establish performance criteria based on one or more of the following:

•	basic or diluted earnings per share (before or after taxes);

•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

•	operating income (before or after taxes);

•	revenue, net revenue, net revenue growth or product revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	earnings, including earnings before or after interest, depreciation and/or taxes;

•	return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends));

•	margins, gross or operating margins, or cash margin;

•	operating efficiency;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets or cost reduction goals;

•	general administrative expense savings;

•	objective measures of client or customer satisfaction;

•	working capital targets;

•	measures of economic value added, or economic value-added models or equivalent metrics;

•	inventory control;

•	enterprise value;

•	net sales;

•	appreciation in and/or maintenance of the price of our Company’s Common Stock;

•	market share;

•	comparisons with various stock market indices;

•	reductions in costs;

•	improvement in or attainment of expense levels or working capital levels;

•	year-end cash;

•	debt reductions;

•	shareholder equity;

•	regulatory achievements;

•

implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects, production volume levels, acquisitions, divestitures, reorganizations or other corporate transactions or capital raising transactions, expansion of specific business operations, meeting divisional proposal budgets, and recruiting and maintaining personnel;

•	customer or client retention;

•	employee retention;

•	comparisons of continuing operations to other operations; or

•	any combination of the foregoing.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or a business unit or division of the Company and/or an affiliate or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criteria as compared to various stock market indices. The compensation committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a performance period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the performance criteria it selects to use for such performance period. In the event that applicable tax and/or securities laws change to permit compensation committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the compensation committee shall have sole discretion to make such changes without obtaining stockholder approval.

Effect of a Change in Control. Unless otherwise provided in an award agreement, the compensation committee has the right to provide for, in the event of a change in control of our company or certain other significant corporate transactions, as described in the Amended and Restated Plan: (i) an adjustment of the number and class of shares subject to the award and/or the exercise price or grant price of a stock option or SAR, as applicable, or other terms of the award including performance measures; (ii) cancellation and cash-out of outstanding awards, including cancellation of options and SARs without payment if the fair market value of one share of Class A common stock on the date of the change in control is less than the per share option exercise price or SAR grant price; and (iii) substitution and assumption of awards. In addition, unless otherwise provided in an award agreement, if a participant’s employment terminates within 24 months following a change in control of our company: (i) outstanding options and SARs will immediately vest and be fully exercisable, (ii) the restrictions, limitations and other conditions applicable to outstanding restricted shares and restricted stock units will lapse, and restricted shares and restricted stock units will be free of all restrictions, limitations and conditions (including, without limitation, a waiver of applicable performance goals); and (iii) any deferred awards will be settled as soon as possible in a manner intended to be consistent with Section 409A of the Code.

Transferability. In general, no awards or shares may be assigned, transferred, sold, pledged or encumbered, other than by will or the laws of descent and distribution. Awards may be exercised only by the participant or the participant’s guardian, executor, administrator or legal representative. However, awards other than incentive stock options may, with the approval of and subject to terms set by the compensation committee, be transferred to certain family members and estate planning vehicles, as set out in the Amended and Restated Plan.

Amendment. Our Board may amend, suspend or terminate our Amended and Restated Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will materially and adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Term of Amended and Restated Plan. No awards may be made under the Amended and Restated Plan after April 8, 2023, the tenth anniversary of the date that the 2013 Omnibus Plan was initially approved by our stockholders in 2013.

Clawback/Forfeiture. In the compensation committee’s discretion, an award agreement may provide for cancellation of an award without payment if the participant violates a non-compete, non-solicit, non-disparagement, or non-disclosure agreement or otherwise engages in activity in conflict with or adverse to the interests of our company or any subsidiary, as determined by the compensation committee in its sole discretion. The compensation committee may also provide that in such circumstances the participant or any person to whom any payment has been made will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of an award, the sale or transfer of an award or the sale of the Class A common stock acquired in respect of an award, and must promptly repay such amounts to us. The compensation committee may also provide in an award agreement that if the participant receives an amount in excess of what the participant should have received under the terms of the award due to material noncompliance by our Company with any financial reporting requirement under the U.S. securities laws or any mistake in calculations or other administrative error, then the award will be cancelled and the participant must promptly repay any excess value to us. To the extent required by applicable law and/or the rules and regulations of any U.S. national securities exchange or inter-dealer quotation system on which shares are listed or quoted, or pursuant to a written company policy, awards shall be subject (including on a retroactive basis) to clawback, forfeiture or other similar action.

54 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

U.S. federal income tax consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Amended and Restated Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options-Qualified and nonqualified. The Code requires that, for favorable tax treatment of a qualified option (an “incentive stock option”), shares of our Class A common stock acquired through the exercise of a qualified option cannot be disposed of on or before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of qualified options will generally incur no U.S. federal income tax liability at the time of grant or upon exercise of those options. However, the difference between the exercise price and fair market value of one share will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares on or before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for U.S. federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for U.S. federal income tax purposes. No income will be realized by a participant upon the grant of any stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock. A participant will not be subject to U.S. federal income tax upon the grant of an award of restricted stock unless the participant elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have ordinary compensation income equal to the difference between the fair market value of the shares on such date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules may apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted stock units. A participant will not be subject to U.S. federal income tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

SARs. A participant will not be subject to U.S. federal income tax upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock-based awards. A participant will have ordinary compensation income equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required by the Exchange Act to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The Amended and Restated Plan is intended to satisfy either an exception or applicable transitional rule requirements with respect to grants of options to covered employees. In addition, the Amended and Restated Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code or applicable transitional rule requirements. At such time as we are subject to Section 162(m) of the Code, we generally intend to design awards under the Amended and Restated Plan to qualify as “performance-based compensation” under Section 162(m) of the Code in order to maintain the federal tax deductibility for executive compensation, however, the compensation committee may, and reserves the right to, award compensation that may not be deductible under Section 162(m) of the Code where it believes it is appropriate to do so and, in any event, there can be no guarantee that a performance-based award will be treated as performance-based compensation under Section 162(m) of the Code.

New Plan Benefits

The Company has not approved any awards that are conditioned upon stockholder approval of the Amended and Restated Plan. Other than with respect to annual RSUs awarded to our non-employee directors, awards under the Amended and Restated Plan will be determined by the compensation committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular officers in the future under the Amended and Restated Plan. If the proposed amendments to the Amended and Restated Plan had been in effect in fiscal year 2016, we expect that our award grants for fiscal year 2016 would not have been different from those actually made in that year under the 2013 Omnibus Plan. For information regarding grants made under the 2013 Omnibus Plan during 2016 to our named executive officers, see the table entitled “Grants of Plan-Based Awards” above. For information regarding grants made under the 2013 Omnibus Plan during 2016 to our non-employee directors, see the table entitled “2016 Director Compensation Table” above.

For 2017, we intend to award our non-employee directors an annual grant of restricted stock units on the date of the Annual Meeting. The number of restricted stock units to be issued to non-employee directors will be determined by dividing the dollar amount of the award by the closing price of a share of our Class A common stock on the NYSE on the date of grant (which is the date of the Annual Meeting). For information regarding director compensation made to our non-employee directors, see “Director Compensation” above.

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PROPOSAL 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN

Stock Awards Previously Granted Under the 2013 Omnibus Plan

The following table sets forth information on awards granted under the 2013 Omnibus Plan since its adoption and includes shares subsequently forfeited. The closing price of the Class A common stock on the NYSE on April 4, 2017 (the Record Date for the Annual Meeting) was $21.27.

Name and Position	Stock Options # of Shares Covered	Service-Based Vesting RSUs # of Shares Covered(1)	Performance-Based Vesting RSUs # of Shares Covered (2)
Sheryl D. Palmer President and Chief Executive Officer	701,526	166,171	525,669
C. David Cone Executive Vice President and Chief Financial Officer	313,770	45,341	142,163
Darrell C. Sherman Executive Vice President, Chief Legal Officer and Secretary	147,818	26,476	89,187
All current executive officers as a group	1,163,114	237,988	757,019
All non-executive directors as a group	33,849	85,452	9,501
Kelvin L. Davis, Director Nominee	—	—	—
James Henry, Director Nominee	11,364	22,696	—
Anne L. Mariucci, Director Nominee	9,960	17,372	—
Rajath Shourie, Director Nominee	—	—	—
Each other person who received 5% of such options, warrants or rights: Louis Steffens, Area President, East	290,628	55,308	176,690
All non-executive officer employees as a group	2,611,595	526,095	1,396,192

(1)	Includes DSUs granted to non-employee directors.
(2)

Reflects the number of shares of our Class A common stock issuable assuming achievement of the maximum level of performance in respect of RSUs that are subject to performance-vesting conditions and includes performance shares granted in connection with the IPO that were not deemed vested based on performance levels achieved.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for this proposal to be adopted. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of this proposal.

Interests of Certain Persons in the Proposal

As indicated above, our executive officers and our non-employee directors are eligible to receive discretionary grants under the Amended and Restated Plan and, thus, have an interest in the approval of the Amended and Restated Plan.

Registration with the Securities and Exchange Commission

If the Amended and Restated Plan is approved by stockholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional number of shares of Class A common stock that will be issuable under the Amended and Restated Plan.

The Board of Directors Recommends a Vote “FOR” the Approval of the Amended and Restated Plan as Described Above and as Set Forth in Appendix A Hereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our Class A common stock and New TMM Units (and a corresponding number of shares of our Class B common stock) as of the Record Date by:

•	each person who is known by us to be the beneficial owner of more than 5% of any class or series of our capital stock;

•	each of our directors and each executive officer who has been deemed a “named executive officer” pursuant to SEC rules; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Class A common stock and New TMM Units (and a corresponding number of shares of our Class B common stock) beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The percentages included in the following table are based on 52,101,585 shares of Class A common stock and 67,390,504 shares of Class B common stock outstanding as of the Record Date.

	Class A Common Stock Beneficially Owned(2)			Combined Voting Power(3)
Name and Address of Beneficial Owner(1)	Number of Shares		Percentage	Number of Shares		Percentage
Significant Stockholders
TPG Holding Vehicle(4)(5)	34,647,580		40.6%	34,647,580		29.0%
Oaktree Holding Vehicle(4)(6)	33,147,847		38.9%	33,147,847		27.7%
JHI Holding Limited Partnership(7)		(4)	(4)		(4)	(4)
FMR LLC(8)	4,549,534		8.7%	4,549,534		3.8%
NWQ Investment Management Company, LLC(9)	3,024,942		5.8%	3,024,942		2.5%
BlackRock, Inc.(10)	2,626,535		5.0%	2,626,535		2.2%

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

	Class A Common Stock Beneficially Owned(2)			Combined Voting Power(3)
Name and Address of Beneficial Owner(1)	Number of Shares		Percentage	Number of Shares		Percentage
Named Executive Officers and Directors
Sheryl D. Palmer(11)	692,693		1.3%	704,067		1.0%
C. David Cone(11)(12)	202,445		*	221,686		*
Darrell C. Sherman(11)	186,003		*	189,984		*
Timothy R. Eller(11)	73,413		*	73,413		*
John Brady(13)	—		*	—		*
Kelvin L. Davis(14)	—		*	—		*
James Henry	34,060		*	34,060		*
Joe S. Houssian		(4)(7)	(4)(7)		(4)(7)	(4)(7)
Jason Keller(15)	—		*	—		*
Peter Lane(11)	41,767		*	48,136		*
Anne L. Mariucci(16)	36,257		*	36,257		*
David C. Merritt	32,782		*	32,782		*
James Sholem (17)	—		*	—		*
Rajath Shourie(18)	—		*	—		*
All Directors and Executive Officers as a group (14 persons)	1,299,420		2.4%	1,340,385		1.1%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is: 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251.
(2)

The Oaktree Holding Vehicle, the TPG Holding Vehicle, our named executive officers and certain of our directors hold New TMM Units and an equal number of shares of Class B common stock. Each such holder has the right at any time to exchange their vested New TMM units (and a corresponding number of shares of vested Class B common stock) for shares of our Class A common stock on a one-for-one basis. Holders of shares of our Class B common stock, whether vested or unvested, are entitled to one vote for each such share held.

The number of shares reported under “Class A Common Stock Beneficially Owned” represents as of the Record Date: (a) shares of Class A common stock; (b) vested stock options; (c) vested DSUs; (d) vested New TMM Units (and a corresponding number of shares of vested Class B common stock); and (e) unvested stock options, unvested RSUs, unvested DSUs and unvested New TMM Units (and a corresponding number of shares of unvested Class B common stock) that, in each case, will vest within 60 days of the Record Date (such collective amount in (a)-(e), the “Holder’s Beneficial Ownership,” and such collective amount in (b)-(e), the “Holder’s Vested and Vesting Equity”). The percentage reported under “Class A Common Stock Beneficially Owned” reflects the Holder’s Beneficial Ownership divided by the sum of (x) the shares of Class A common stock outstanding as of the Record Date and (y) the Holder’s Vested and Vesting Equity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The Holders’ Vested and Vesting Equity as of the Record Date for each of our directors, named executive officers and directors and executive officers as a group is as follows:

Name	Options		RSUs		DSUs		New TMM Units (and Class B Common Stock)
Sheryl D. Palmer	210,867		—		—		457,139
C. David Cone	115,770		—		—		76,964
Darrell C. Sherman	50,562		—		—		134,065
Timothy R. Eller	—		9,718		—		63,695
John Brady	—		—		—		—
Kelvin L. Davis	—		—		—		—
James Henry	11,364		8,713		—		—
Joe S. Houssian		(4)(7)		(4)(7)		(4)(7)		(4)(7)
Jason Keller	—		—		—		—
Peter Lane	—		—		16,288		25,479
Anne L. Mariucci	9,960		8,713		—		—
David C. Merritt	12,525		—		15,380		—
James Sholem	—		—		—		—
Rajath Shourie	—		—		—		—
All Directors and Executive Officers as a group (14 persons)	411,048		27,144		31,668		757,342

(3)

The number of shares reported under “Combined Voting Power” represents as of the Record Date: the sum of (a) the Holder’s Beneficial Ownership (determined as set forth above) and (b) unvested New TMM Units (and a corresponding number of shares of unvested Class B common stock) that will not vest within 60 days of the Record Date (such collective amount in (a)-(b), the “Holder’s Voting Ownership”). The percentage reported under “Combined Voting Power” reflects the Holder’s Voting Ownership divided by the sum of (x) the shares of Class A common stock outstanding as of the Record Date, (y) the shares of Class B common stock outstanding as of the Record Date and (z) the Holder’s Vested and Vesting Equity other than the holder’s shares of New TMM Units (and a corresponding number of shares of Class B common stock), whether vested or unvested (which shares of Class B common stock are included in (y)).

(4)

As a result of the Oaktree Holding Vehicle, the TPG Holding Vehicle, and JHI being a party to the Stockholders Agreement, such investors may be deemed to be members of a group. Pursuant to the Stockholders Agreement, the Oaktree Holding Vehicle and the TPG Holding Vehicle have agreed, among other things, to vote their shares of common stock for each other’s board nominees as well as one board nominee of JHI, although JHI is not subject to any such voting requirements. As a result, the Oaktree Holding Vehicle and the TPG Holding Vehicle may be deemed to have shared beneficial ownership of the common stock owned by the other, and JHI may be deemed to have beneficial ownership of the common stock owned by both the Oaktree Holding Vehicle and the TPG Holding Vehicle. If the Oaktree Holding Vehicle and the TPG Holding Vehicle are deemed to be members of a group, such investors may be deemed to beneficially own 67,795,427 shares of Class A common stock outstanding as of the Record Date, or 57.3%.

(5)

Includes (i) 33,147,848 New TMM Units and an equal number of shares of Class B common stock held by the TPG Holding Vehicle and (ii) 77,171 shares of our Class A common stock held by TPG VI TM TE 2016, L.P., a Delaware limited partnership (“TPG TM TE 2016”), (iii) 83,205 shares of our Class A common stock held by TPG VI TM 2016-I, L.P., a Delaware limited partnership (“TPG TM 2016-I”), (iv) 1,228,607 shares of our Class A common stock held by TPG VI TM 2016-II, L.P. a Delaware limited partnership (“TPG TM 2016-II”), (v) 38,755 shares of our Class A common stock held by TPG VI TM 2016-III, L.P. a Delaware limited partnership (“TPG TM 2016-III”), and (vi) 71,994 shares of our Class A common stock held by TPG VI TM 2016-IV, L.P. a Delaware limited partnership (“TPG TM 2016-IV” and, together with TPG TM TE 2016, TPG TM 2016-I, TPG TM 2016-II and TPG TM 2016-III, the “TPG Class A Funds”). The general partner of the TPG Holding Vehicle is TPG TMM Holdings II GP, ULC, a British Columbia unlimited liability company, whose sole shareholder is TPG TM III-2, SRL, a Barbados society with restricted liability, whose sole member is TPG TM IV, SRL, a Barbados society with restricted liability, whose sole member is TPG TM IV-A, L.P., a Cayman limited partnership. The general partner of TPG TM IV-A, L.P. and each of the TPG Class A Funds is TPG GenPar VI AIV TM, L.P., a Cayman limited partnership, whose general partner is TPG GenPar VI AIV TM Advisors, Inc., a Cayman corporation, whose sole shareholder is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Cayman limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman corporation, whose sole shareholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). David Bonderman and James G. Coulter are sole shareholders of Group Advisors and may therefore be deemed to beneficially own the New TMM Units and shares of Class B common stock held by the TPG Holding Vehicle and shares of our Class A common stock held by the TPG Class A Funds. The address of Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(6)

Includes New TMM Units and an equal number of shares of Class B common stock held by the Oaktree Holding Vehicle. The general partner of the Oaktree Holding Vehicle is an entity affiliated with Oaktree Capital Group Holdings GP, LLC. The members of Oaktree Capital Group Holdings GP, LLC are John Frank, Stephen Kaplan, Bruce Karsh, Larry Keele, David Kirchheimer, Howard Marks, Sheldon

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Stone and Jay S. Wintrob, who, by virtue of their membership interests in Oaktree Capital Group Holdings GP, LLC, may be deemed to share voting and dispositive power with respect to the Class B shares held by the Oaktree Holding Vehicle. The address for all of the entities and individuals identified in this footnote is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(7)

Because JHI, the Oaktree Holding Vehicle and the TPG Holding Vehicle are parties to the Stockholder Agreement, JHI may be deemed be members of a group with the Oaktree Holding Vehicle and the TPG Holding Vehicle. As a result, JHI might be deemed to beneficially own 67,795,427 shares of Class A common stock, or 57.3%. JSH Investment Corporation is the sole limited partner of JHI and JHI Advisory Ltd. is the general partner of JHI. JH Investments Inc. is the sole shareholder of JHI Advisory Ltd. Joe S. Houssian is the sole shareholder of JH Investments Inc. and the sole director of JHI Advisory Ltd., JSH Investment Corporation and JH Investments Inc. and may therefore be deemed to beneficially own the New TMM Units and shares of Class B common stock beneficially owned by JHI. The address for all entities and individuals described in this footnote is 2150—745 Thurlow Street, Vancouver, British Columbia V6E 0C5.

(8)

This information is derived exclusively from a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2017, reporting on beneficial ownership as of December 31, 2016. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(9)

This information is derived exclusively from a Schedule 13G/A filed by NWQ Investment Management Company, LLC with the SEC on February 2, 2017, reporting on its beneficial ownership as of December 31, 2016. The address for NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.

(10)

This information is derived exclusively from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2017, reporting on its and certain of its subsidiaries (collectively, “BlackRock”) beneficial ownership as of December 31, 2016. The address for Blackrock is 55 East 52nd Street, New York, NY 10055.

(11)

Sheryl D. Palmer, C. David Cone and Darrell C. Sherman, our named executive officers, and Timothy R. Eller and Peter Lane, two of our directors, each hold limited partnership interests in each of the TPG and Oaktree Holding Vehicles. Such officers and directors have no voting or investment power over, and therefore have no beneficial ownership of, the New TMM Units and the shares of Class B common stock held by the TPG and Oaktree Holding Vehicles.

(12)	Includes 2,200 shares of our Class A common stock held in a family trust, of which Mr. Cone serves as trustee.
(13)

Mr. Brady, who is one of our directors, is a Managing Director of Oaktree. Mr. Brady has no voting or investment power over and disclaims beneficial ownership of the New TMM Units and shares of Class B common stock held by the Oaktree Holding Vehicle. The address for Mr. Brady is c/o Oaktree Capital Management, L.P. at 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(14)

Mr. Davis, who is one of our directors, is a TPG Partner. Mr. Davis has no voting or investment power over and disclaims beneficial ownership of the New TMM Units and shares of Class B common stock held by the TPG Holding Vehicle and the shares of our Class A common stock held by the TPG Class A Funds. The address for Mr. Davis is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas, 76102.

(15)

Mr. Keller, who is one of our directors, is a Managing Director of Oaktree. Mr. Keller has no voting or investment power over and disclaims beneficial ownership of the New TMM Units and shares of Class B common stock held by the Oaktree Holding Vehicle. The address for Mr. Keller is c/o Oaktree Capital Management, L.P. at 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(16)	Includes 8,925 shares of our Class A common stock held in a family trust, of which Ms. Mariucci serves as trustee.
(17)

Mr. Sholem, who is one of our directors, is a TPG Principal. Mr. Sholem has no voting or investment power over and disclaims beneficial ownership of the New TMM Units and shares of Class B common stock held by the TPG Holding Vehicle and the shares of our Class A common stock held by the TPG Class A Funds. The address for Mr. Sholem is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(18)

Mr. Shourie, who is one of our directors, is a Managing Director of Oaktree. Mr. Shourie has no voting or investment power over and disclaims beneficial ownership of the New TMM Units and shares of Class B common stock held by the Oaktree Holding Vehicle. The address for Mr. Shourie is c/o Oaktree Capital Management, L.P. at 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

Described below are related person transactions (as defined below) that occurred during 2016, that are continuing or that are currently proposed.

Reorganization Agreement

In connection with the transactions effecting our pre-IPO reorganization (the “Reorganization Transactions”), we entered into a reorganization agreement with New TMM and other subsidiaries of ours, the Principal Equityholders, other existing limited partners of TMM and the TPG and Oaktree Holding Vehicles, which governs the Reorganization Transactions. In addition, under the reorganization agreement, the TPG Holding Vehicle, the Oaktree Holding Vehicle, JHI and certain members of our management and our board of directors subscribed for a number of shares of our Class B common stock equal to the number of New TMM Units they then owned, at a price equal to the par value per share of Class B common stock.

For information on beneficial ownership by our significant stockholders, directors and executive officers of our Class A common stock as of the most recent practicable date, see “Security Ownership of Certain Beneficial Owners, Directors and Management.”

New TMM Limited Partnership Agreement

In connection with the Reorganization Transactions, Taylor Morrison Home Corporation, the TPG and Oaktree Holding Vehicles, JHI and certain members of our management and our board entered into the limited partnership agreement of New TMM (the “New TMM LPA”). As a result of the Reorganization Transactions and in accordance with the terms of the New TMM LPA, New TMM, through TMM and its subsidiaries, exercises stewardship over the business and affairs of Taylor Morrison Holdings and its subsidiaries and Holdings II and its subsidiaries. New TMM does not conduct any activities other than direct or indirect ownership and stewardship over Taylor Morrison Holdings and Holdings II and their respective subsidiaries.

The holders of New TMM Units, including Taylor Morrison Home Corporation, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of New TMM. Net profits and net losses of New TMM are generally allocated to its members pro rata in accordance with the percentages of their respective New TMM Units, though certain non pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations. To the extent permitted under the Revolving Credit Facility and the Indenture governing the 5.25% Senior Notes due 2021, the New TMM LPA provides for cash distributions to its limited partners if the taxable income of New TMM gives rise to taxable income for its limited partners. In accordance with the New TMM LPA and, assuming New TMM is permitted to do so under the Revolving Credit Facility and the Indenture governing the 5.25% Senior Notes due 2021, New TMM will make cash distributions to the extent feasible to the holders of the New TMM Units, including Taylor Morrison Home Corporation, for purposes of funding their tax obligations in respect of the income of New TMM that is allocated to them. Generally, these tax distributions are computed based on our estimate of the net taxable income of New TMM allocable to such holder of New TMM Units multiplied by an assumed tax rate equal to the greater of (x) the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in San Francisco, California and (y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate (in each case taking into account the nondeductibility of certain expenses and the character of our income). In addition, to the extent permitted under the Revolving Credit Facility and the Indenture governing the 5.25% Senior Notes due 2021, New TMM may make distributions to Taylor Morrison Home Corporation without pro rata distributions to other limited partners in order to pay (i) consideration, if any, for redemption, repurchase or other acquisition of equity interests of New TMM to the extent such cash is used to redeem, repurchase or otherwise acquire our Class A common stock, (ii) operating, administrative and other similar costs incurred by Taylor Morrison Home Corporation, and (iii) other payments related to (a) legal, tax, accounting and other professional fees and expenses, (b) judgments, settlements, penalties, fines or other costs and expenses in respect of any claims involving Taylor Morrison Home Corporation and (c) other fees and expenses related to the maintenance of our existence or any securities offering, investment or acquisition transaction authorized by our board of directors.

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The New TMM LPA provides that, subject to certain exceptions, any time Taylor Morrison Home Corporation issues a share of our Class A common stock or any other equity security, the net proceeds received by Taylor Morrison Home Corporation with respect to such issuance, if any, will be concurrently invested in New TMM and New TMM will issue to Taylor Morrison Home Corporation one New TMM Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A common stock are redeemed, repurchased or otherwise acquired, New TMM will redeem, repurchase or otherwise acquire an equal number of New TMM Units held by Taylor Morrison Home Corporation, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Under the New TMM LPA, the members have agreed that the Principal Equityholders and/or one or more of their respective affiliates are permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any customer of ours.

Under the New TMM LPA, New TMM is required to indemnify all of its partners, including Taylor Morrison Home Corporation, against any and all losses and expenses related thereto incurred by reason of the fact that such person was a partner of New TMM. In the event that losses are incurred as a result of a member’s fraud or willful misconduct, such member is not entitled to indemnification under the New TMM LPA.

New TMM may be dissolved only upon the voluntary agreement of its general partner and the Principal Equityholders or as otherwise required by the laws of the Cayman Islands. Upon dissolution, New TMM will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of New TMM, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion of their interests in New TMM (other than to members holding unvested New TMM Units to the extent that their units do not vest as a result of the event causing the dissolution).

Due to the nature of the New TMM LPA, it is not the type of agreement that is typically entered into with, or available to, unaffiliated third parties.

Exchange Agreement

In connection with the closing of the IPO, Taylor Morrison Home Corporation, the TPG and Oaktree Holding Vehicles, JHI and certain members of our management and board of directors and other existing and future holders of our New TMM Units (and corresponding Class B common stock) entered into an exchange agreement under which, from time to time, they (or certain transferees thereof) have the right to exchange their New TMM Units (along with a corresponding number of our Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Stockholders Agreement

In connection with the IPO, we terminated our then existing stockholders agreement among the general partner of TMM, TMM and certain of TMM’s limited partners and entered into a Stockholders Agreement with the TPG and Oaktree Holding Vehicles and JHI. The Stockholders Agreement contains provisions related to the composition of the board of directors of TMHC and the committees of the board of directors. See “Corporate Governance—Board Structure and Operations—Composition of our Board of Directors.” The Stockholders Agreement also provides that we do not have any interest or expectancy in the business opportunities of the Principal Equityholders and of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and that each such party will not have any obligation to offer us those opportunities. The TPG and Oaktree Holding Vehicles agree in the Stockholders Agreement to vote for each other’s board nominees and the nominee of JHI. In addition, the Stockholders Agreement provides that Requisite Investor Approval must be obtained before we are permitted to take any of the following actions:

•	any change of control of Taylor Morrison Home Corporation;

•	acquisitions or dispositions by Taylor Morrison Home Corporation or any of its subsidiaries of assets (including land) valued at more than $50.0 million;

•	incurrence by Taylor Morrison Home Corporation or any of its subsidiaries of any indebtedness in an aggregate amount in excess of $50.0 million or the making of any loan in excess of $50.0 million;

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•	issuance of any equity securities of Taylor Morrison Home Corporation, subject to limited exceptions (which include issuances pursuant to approved compensation plans);

•	hiring and termination of our Chief Executive Officer; and

•	certain changes to the size of our board of directors.

For the definition of “Requisite Investor Approval,” see “Corporate Governance—Board Structure and Operations—Composition of our Board of Directors.”

Registration Rights Agreement

In connection with the IPO, we terminated the then existing registration rights agreement among TMM and certain of its limited partners and entered into a new registration rights agreement with the TPG and Oaktree Holding Vehicles and certain members of our management and our board of directors. The registration rights agreement provides the TPG and Oaktree Holding Vehicles with certain demand registration rights, including shelf registration rights, in respect of any shares of our Class A common stock held by them, subject to certain conditions. In addition, in the event that we register additional shares of Class A common stock for sale to the public, we will be required to give notice of such registration to the TPG and Oaktree Holding Vehicles, JHI and the members of management and our board of directors party to the agreement of our intention to effect such a registration, and, subject to certain limitations, include shares of Class A common stock held by them in such registration. We undertook in the registration rights agreement to file a shelf registration statement as soon as we met the applicable eligibility criteria. We currently have an effective registration statement for the resale of shares of Class A common stock received by certain members of our management and our board of directors upon their exchange from time to time of New TMM Units together with shares of Class B common stock. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. The agreement includes customary indemnification provisions in favor of the TPG and Oaktree Holding Vehicles, JHI and the members of management and our board party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Governance Agreements

In connection with the IPO, we entered into governance agreements setting forth certain matters with respect to the management of Taylor Morrison Holdings and Holdings II. Taylor Morrison Home Corporation entered into one such agreement with the TPG and Oaktree Holding Vehicles, JHI and Taylor Morrison Holdings and one such agreement with the TPG and Oaktree Holding Vehicles, JHI and Holdings II. Each governance agreement provides that the composition of the board of directors of the applicable company will each generally be identical to that of the board of directors of Taylor Morrison Home Corporation and that the Principal Equityholders will have the right to nominate representatives to the committees of such board of directors on the same basis as set forth in the Stockholders Agreement described above. Each governance agreement also provides affiliates of the Principal Equityholders with approval rights over certain actions on the same basis as set forth in the Stockholders Agreement.

Indemnification of Directors and Officers

We enter into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

Joint Ventures

From time to time, we and/or one or more of our subsidiaries may enter into land development and/or homebuilding joint ventures with one or more of our Principal Equityholders and/or their affiliates.

In April 2014, one of our subsidiaries formed a joint venture, Marblehead Development Partners LLC (“MDP”), with affiliates of Oaktree and TPG to acquire and develop Marblehead, a coastal residential development in San Clemente, California. Our subsidiary made an initial capital investment of approximately $46.8 million and is a minority capital

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partner and the operating partner responsible for land development and homebuilding on the site. Under the terms of the joint venture agreement, we are entitled to receive an incrementally greater return on our capital investment if the Marblehead project achieves certain economic performance thresholds. In connection with the joint venture, MDP entered into an approximate $264.2 million non-recourse construction and development loan, and one of our subsidiaries provided the lenders with customary guarantees, including completion, indemnity and environmental guarantees subject to usual non-recourse terms.

In December 2014, one of our subsidiaries formed a joint venture, Tramonto Development Partners, LLC, with an affiliate of Oaktree. Our subsidiary made an initial capital investment of $16.5 million and is the administrative member of the joint venture responsible for the joint venture’s administrative affairs. In connection with the joint venture’s formation, a subsidiary of the joint venture entered into an approximate $54.5 million non-recourse construction and development loan and provided the lenders with customary guarantees, including completion, indemnity and environmental guarantees subject to usual non-recourse terms. An affiliate of TPG subsequently acquired a majority participation in the Tramonto loan.

In May 2015, one of our subsidiaries formed a joint venture, Pacific Point Development Partners LLC (“PPDP”), with affiliates of Oaktree and DMB Pacific Ventures to acquire and develop Pacifica San Juan, a coastal residential development in San Juan Capistrano, California. Our subsidiary made an initial capital investment of approximately $16.8 million and is a minority capital partner and the operating partner responsible for land development and homebuilding on the site. PPDP entered into an approximate $257.9 million non-recourse construction and development loan, and one of our subsidiaries provided the lenders with customary guarantees, including completion, indemnity and environmental guarantees subject to usual non-recourse terms.

The foregoing joint ventures were undertaken in compliance with our Related Person Transaction Policy described below, including review and approval by our audit committee.

Securities Offerings Involving the Principal Equityholders

In February 2017 we completed the sale of 11,500,000 shares of our Class A common stock in a registered public offering at a net purchase price per share of $18.2875 (the public offering price to the public of $19.00 per share less the underwriters’ discount). We used all of the net proceeds from this offering to purchase New TMM Units, along with shares of our Class B common stock, from our Principal Equityholders at a price per New TMM Unit of $18.287. The TPG Holding Vehicle, the Oaktree Holding Vehicle and JHI received proceeds from their sale of New TMM Units and Class B common stock in the amount of $99.6 million, $99.6 million and $11.1 million, respectively. TPG Capital BD, LLC, an affiliate of the TPG Holding Vehicle, served as an underwriter in this offering and received aggregate fees of approximately $285,000 in connection therewith.

In March 2017 we completed the sale of 10,000,000 shares of our Class A common stock in a registered public offering at a net purchase price per share of $20.78. We used all of the net proceeds from this offering to purchase New TMM Units, along with shares of our Class B common stock, from the TPG Holding Vehicle and the Oaktree Holding Vehicle at a price per New TMM Unit of $20.78. The TPG Holding Vehicle and the Oaktree Holding Vehicle each received proceeds from their sale of New TMM Units and Class B common stock in the amount of $103.9 million.

The foregoing transactions were undertaken in compliance with our Related Person Transaction Policy described below, including review and approval by our audit committee.

Related Person Transaction Policy

We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our audit committee. In accordance with our Related Person Transaction Policy, our audit committee has overall responsibility for the implementation and compliance with this policy.

For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest, in excess of $120,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely

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from that employment relationship which has been reviewed and approved, or recommended to the board of directors for approval, by our board of directors or compensation committee (or group of independent directors performing a similar function).

Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration. Under our Related Person Transaction Policy, only our audit committee or audit committee chair will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our audit committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

Our Related Person Transaction Policy also provides that our audit committee or audit committee chair will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.

Each of the transactions described herein was made in compliance with our Related Person Transaction Policy, including review and approval by our audit committee.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in such ownership.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required, all required reports under Section 16(a) of the Exchange Act of our directors, executive officers and beneficial holders of more than 10% of our common stock were timely filed during 2016.

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ADDITIONAL INFORMATION

Additional Information

List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251. This list will also be available at the Annual Meeting.

Submission of Stockholder Proposals at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2018 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 20, 2017, unless the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or after May 31, 2018, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2018 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between January 31, 2018 and the close of business on March 2, 2018 for the 2018 Annual Meeting of Stockholders. In the event that the 2018 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after May 31, 2018, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2018 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2018 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2018 Annual Meeting of Stockholders, either by mail or other public disclosure.

All proposals should be sent to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.

We advise you to review our by-laws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent by-law provisions are available on request to the Office of the Secretary at the address set forth above.

Consideration of Stockholder-Recommended Director Nominees

Our nominating and governance committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our by-laws as described above to our principal executive offices at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Attention: Office of the Secretary.

As required by our by-laws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our by-laws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any stockholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Board of Directors—Taylor Morrison Home Corporation, Attn: Office of the Secretary, 4900 N. Scottsdale Road, Suite 2000, Scottsdale,

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ADDITIONAL INFORMATION

Arizona 85251. Stockholders or other interested parties should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. The Chief Legal Officer and Secretary will review all correspondence and will forward to the board of directors or an individual director a summary of the correspondence received and copies of correspondence that the Chief Legal Officer and Secretary determines requires the attention of the board of directors or such individual director. The board of directors and any individual director may at any time request copies and review all correspondence received by the Chief Legal Officer and Secretary that is intended for the board of directors or such individual director.

Delivery of Materials to Stockholders with Shared Addresses

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another such holder of our common stock are only being sent one Notice of Internet Availability of Proxy Materials or set of proxy materials, unless such holders have provided contrary instructions. If you wish to receive a separate copy of these materials or if you are receiving multiple copies and would like to receive a single copy, please contact our investor relations department by telephone at (480) 734-2060, by email at investor@taylormorrison.com or by writing to Investor Relations, Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.

Taylor Morrison Home Corporation

Darrell C. Sherman

Executive Vice President, Chief Legal Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These filings are available on the Investor Relations page of our corporate website at www.taylormorrison.com under the category “Financial Reports.” Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Office of the Secretary

Taylor Morrison Home Corporation

4900 N. Scottsdale Road

Suite 2000

Scottsdale, Arizona 85251

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APPENDIX A

Appendix A:

Taylor Morrison Home Corporation

2013 Omnibus Equity Award Plan

(Amended and Restated as of May 31, 2017)

1. Purpose and History. The purpose of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended and restated) is to provide a means through which the Company and its Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Common Stock or the results of operations of the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub-Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub-Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub-Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub-Plans. The Plan was originally adopted by the Board on April 3, 2013 and originally approved by the Company’s shareholders on April 8, 2013. The Plan was subsequently amended and restated, as adopted by the Board on April 7, 2016, and approved by the Company’s shareholders on May 25, 2016.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant equity interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s Employment, as defined in any employment, consulting, change in control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the Participant is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, theft, misappropriation or embezzlement; (B) any act or omission by the Participant involving malfeasance, negligence, or intentional failure in the performance of the Participant’s duties to the Company or an Affiliate and, within five (5) days after written notice from the Company or an Affiliate of any such act or omission, the Participant has not corrected such act or omission; or (C) the Participant otherwise fails to comply with the terms of the Plan, the applicable Award agreement or deviates from any written policies, directives of the Board, employee handbook, or rules of conduct, including without limitation, the Company or its Affiliates’ drug and alcohol and no harassment policies, as such policies are amended from time to time. Any determination of whether Cause exists shall be made by the Committee or its designee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any Person other than TPG TMM Holdings II, L.P., and OCM TMM Holdings II L.P., or their respective Affiliates (each, individually an “Investor” and collectively, the “Investors”) of beneficial ownership

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(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, or (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or an Affiliate; provided, however, that the foregoing exception for acquisitions by Investors, shall cease to apply with respect to such Investor after the date on which such Investor ceases to have beneficial ownership of at least 10% of the Outstanding Company Common Stock;

(ii) individuals who, during any consecutive 24-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any Investor or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the Class A common stock, par value $0.00001 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

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(j) “Company” means Taylor Morrison Home Corporation, a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization and set forth in the applicable Award agreement.

(l) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, (i) circumstances providing the Company or an Affiliate the ability to terminate a Participant’s Employment on account of “disability,” as defined in any then-existing employment, consulting, change in control, severance or other agreement between the Participant and the Company or an Affiliate or, (ii) in the absence of such an employment, consulting, change in control, severance or other agreement (or in the absence of any definition of “disability” or term of similar import therein), a Participant’s total disability as defined below and (to the extent required by Section 409A of the Code) determined in a manner consistent with Section 409A of the Code and the regulations thereunder:

(A) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(B) A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(n) “Effective Date” means April 8, 2013, the date that the Plan was originally approved by the Company’s shareholders.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless, and to the extent, such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(q) “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates, or (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate of the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, unless the Committee determines otherwise, (i) if the Common Stock is readily tradable on an established securities market, the fair market value shall be any of the following, as determined by the Committee in its sole discretion: (A) the price of the last sale before or the first sale after such date, (B) the closing price on the trading day before or the trading day of such date, (C) the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or (D) such other amount determined by the Committee’s application of a reasonable method using actual transactions in such Common Stock as reported by such market; or (ii) if the Common Stock is not readily tradable on an established securities market, the fair market value of the stock shall be determined by the Committee in good faith consistent with Section 409A of the Code, to the extent applicable.

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(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(v) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.

(x) “Investor” and “Investors” have the meaning given such term in the definition of “Change in Control.”

(y) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(gg) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(hh) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(ii) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(mm) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(nn) “Plan” means this Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as it may be amended from time to time.

(oo) “Released Unit” shall have the meaning assigned to it in Section 9(e)(ii) of the Plan.

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

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(qq) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(ww) “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(xx) “Sub-Plans” has the meaning given such term in Section 1 of the Plan.

(yy) “Vesting Commencement Date” has the meaning given such term in an applicable Award agreement under the Plan.

3. Effective Date; Duration. The Plan became effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) The Committee shall have the authority to amend the Plan (including by the adoption of appendices or Sub-Plans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

(e) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(f) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(g) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

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5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan and subsection (e) below, no more than 14,178,459 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 4,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year and no more than 14,178,459 shares of Common Stock may be subject to grants of Options or SARs under the Plan; (iii) subject to Section 12 of the Plan, no more than 3,903,748 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $5,000,000; and (vi) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any Non-Employee Director shall be $250,000; provided, that the foregoing limitation in this clause (v) shall neither apply to nor take into account any Restricted Stock Units issued to a Non-Employee Director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a Non-Employee Director’s appointment to the Board.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, however, that if the Fair Market Value equivalent of such shares is paid in cash such shares shall again become available for other Awards under the Plan. In addition, if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant, are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall be deemed delivered to the Participant and shall again become available for other Awards under the Plan; provided, however, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, including if shares are not issued on the settlement of SARs, without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Any fractional shares of Common Stock shall be settled in cash.

(e) Subject to Section 14(b), awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or with which the

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Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”) or otherwise prohibited by law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A of the Code; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting or exercisability dates set by the Committee, but subject to Section 11 below with respect to Performance Compensation Awards, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability, as applicable.

(ii) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, the unvested portion of an Option shall expire upon termination of Employment of the Participant to whom the Option was granted, and the vested portion of such Option shall remain exercisable for either (A) one year following termination of Employment with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period, or (B) 90 days following termination of Employment with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the Option Period. Notwithstanding the foregoing, upon a termination of a Participant’s Employment with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s Options shall expire at the time of such termination, whether or not then vested.

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(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Participant purchases the share or when the Option expires.

(iii) Subject to Section 15(b) of the Plan, Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company has delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and the applicable minimum statutory withholding liability. Any fractional shares of Common Stock shall be settled in cash.

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock of the Company is listed or quoted, if any.

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(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for, as provided in subsection (g) below) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or the Company-imposed “blackout period”) or otherwise prohibited by law, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A of the Code.

(ii) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change-in-control, severance or other agreement between a Participant and the Company or an Affiliate, the unvested portion of a SAR shall expire upon termination of Employment of the Participant to whom the SAR was granted, and the vested portion of such SAR shall remain exercisable for either (A) one year following termination of Employment with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period, or (B) 90 days following termination of Employment with the Company and its Affiliates for any reason other than such Participant’s death or Disability, but not later than the expiration of the SAR Period. Notwithstanding the foregoing, upon a termination of a Participant’s Employment with the Company and its Affiliates by the Company or an Affiliate for Cause, all of such Participant’s SARs shall expire at the time of such termination, whether or not then vested.

(d) Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each SAR granted under the Plan shall be subject to the following terms and conditions:

(i) Each SAR or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Subject to Section 15(b) of the Plan, SARs shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iii) At the time of any exercise of a SAR, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of a SAR shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

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(e) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written (or electronic notice or telephonic instructions to the extent provided by the Committee) notice of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(f) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld based on the minimum statutory withholding liability. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(g) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option or constitute a modification or extension of the Nonqualified Stock Option under Section 409A of the Code, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided, that any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

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(c) Vesting; Acceleration of Lapse of Restrictions. Restricted Stock and Restricted Stock Units awarded to a Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and Restricted Stock shall be subject to the following provisions in addition to such other terms and conditions as may be set forth in the applicable Award agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate, and (ii) the shares shall be subject to the restrictions on transferability set forth in the Award agreement. Unless otherwise provided by the Committee in an Award agreement or any applicable employment, consulting, change in control, severance, or other agreement between a Participant and the Company or an Affiliate, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of Employment of the Participant granted the applicable Award. In the event of any forfeiture of Restricted Stock, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further action or obligation on the part of the Company. In the event of any forfeiture of Restricted Stock Units, all rights of the Participant to such Restricted Stock Units shall terminate without further action or obligation on the part of the Company. The Committee may in its sole discretion, but subject to Section 11(a) with respect to Performance Compensation Awards, accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units at any time, which acceleration shall not affect any other terms and conditions of such Awards.

(d) Dividend Equivalents: No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) awarded to a Participant may be credited with cash and stock dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Subject to Section 15(c) of the Plan, at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or reserved by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a reasonable rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents. Any entitlement to Dividend Equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

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(f) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE TAYLOR MORRISON HOME CORPORATION 2013 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN TAYLOR MORRISON HOME CORPORATION AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF TAYLOR MORRISON HOME CORPORATION.

10. Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the Date of Grant.

11. Performance Compensation Awards. (a) Generally. To the extent Section 162(m) of the Code is applicable, the Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, any Award to a Participant who is a “covered employee” (within the meaning of Section 162(m) of the Code) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation, and if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) basic or diluted earnings per share (before or after taxes); (ii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (iii) operating income (before or after taxes); (iv) revenue, net revenue, net revenue growth or product revenue growth; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) earnings, including earnings before or after interest, depreciation and/or taxes; (viii) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total shareholder return); (ix) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends)); (x) margins, gross or operating margins, or cash margin; (xi) operating efficiency; (xii) productivity ratios; (xiii) share price (including, but not limited to, growth measures and total shareholder return); (xiv) expense targets or cost reduction goals; (xv) general administrative expense savings; (xvi) objective measures of client or customer satisfaction; (xvii) working capital targets; (xviii) measures of economic value added, or

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economic value-added models or equivalent metrics; (xix) inventory control; (xx) enterprise value; (xxi) net sales; (xxii) appreciation in and/or maintenance of the price of the Company’s Common Stock; (xxiii) market share; (xxiv) comparisons with various stock market indices; (xxv) reductions in costs; (xxvi) improvement in or attainment of expense levels or working capital levels; (xxvii) year-end cash; (xxviii) debt reductions; (xxix) shareholder equity; (xxx) regulatory achievements; (xxxi) implementation, completion or attainment of measurable objectives with respect to strategy, research, development, products or projects, production volume levels, acquisitions, divestitures, reorganizations or other corporate transactions or capital raising transactions, expansion of specific business operations, meeting divisional proposal budgets, and recruiting and maintaining personnel, (xxxii) customer or client retention; (xxxiii) employee retention; (xxxiv) comparisons of continuing operations to other operations; or (xxxv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant must be employed by or rendering services to the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals as determined by the Committee.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing

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(which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. To the extent Section 162(m) of the Code is applicable, unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d) of the Plan).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, or other similar corporate transactions or events (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in any case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals) solely to the extent such adjustment would not cause any Performance Compensation Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to qualify as “performance-based compensation” under Section 162(m) of the Code;

(ii) providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination

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thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, in connection with any such transaction, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto, “ASC 718”), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancelation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice (including by placement on the Company’s website) of an adjustment hereunder, and upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control.

(a) Notwithstanding any provision of the Plan to the contrary, except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, in the event of a Change in Control, if a Participant’s Employment is terminated by the Company and its Affiliates other than for Cause (and other than due to death or Disability) within the 24-month period following a Change in Control, then:

(i) all then-outstanding Options and SARs shall become immediately exercisable as of such Participant’s date of termination with respect to all of the shares subject to such Option or SAR;

(ii) the Restricted Period shall expire as of such Participant’s date of termination with respect to all of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); and

(iii) Awards previously deferred shall be settled in full as soon as practicable following such Participant’s date of termination.

(b) All incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

(c) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least five (5) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Section 409A of the Code at the time such Award is granted.

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(d) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(e) To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted), as applicable; provided, further, except as provided for herein, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) of the Plan without shareholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of Employment with the Company); provided that, except as provided for herein, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, if any.

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award

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agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s Employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Permitted Transferee as if the Permitted Transferee were the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion consistent with the requirements of Section 409A of the Code, including without limitation, payment directly to the Participant, reserving of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 30 days after such Awards are earned and become distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory liability withholding liability, if required to avoid adverse accounting treatment of the Award as a liability award under ACS 718) by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from

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Employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) International Participants. Without limiting the generality of Section 4(d) of the Plan, with respect to Participants who are foreign nationals or who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such options in accordance with Section 7(e) of this Plan.

(i) Termination of Employment. Except as otherwise provided in an Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from Employment due to illness,

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vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from Employment with the Company to Employment with an Affiliate (or vice-versa) shall be considered a termination of Employment with the Company or an Affiliate; and (ii) if a Participant’s Employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice-versa), such change in status shall not be considered a termination of Employment with the Company or an Affiliate for purposes of the Plan. Unless otherwise determined by the Committee, in the event that any Participant’s employer ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), each Participant who is employed by or provides services to such employer shall be deemed to have suffered a termination hereunder as of the date of the consummation of such transaction, unless the Participant’s Employment is transferred to the Company or another entity that would constitute an Affiliate immediately following such transaction.

(j) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(k) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof except as would otherwise cause the Award to fail to comply with or be exempt from Section 409A of the Code.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and

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APPENDIX A

the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(r) Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(s) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(t) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement  | A-21

APPENDIX A

(u) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(v) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan either (i) qualify for an exemption from the requirements of Section 409A of the Code, or (ii) satisfy such requirements and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for not being subject to taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code after giving effect to the presumptions contained in the regulations thereunder) or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(w) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such Employment, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, engages in conduct that would constitute Cause under the Plan or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or as a result of any mistake in calculations or other administrative error, in each case, which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Award will be canceled and (ii) the Participant will forfeit (A) the shares of Common Stock received or payable on the vesting or exercise of the Award and (B) the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such shares of Common Stock or amount to the Company). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system

A-22 | Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A

on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(x) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(y) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*    *    *

As adopted by the Board of Directors of the Company

on April 14, 2017.

As approved by the shareholders of the Company

on May     , 2017.

Taylor Morrison Home Corporation Notice of 2017 Annual Meeting of Stockholders and Proxy Statement  | A-23

TaylorMorrison.

4900 N Scottsdale Rd # 2000 | Scottsdale, AZ 85251

ESPLANADE AT HIGHLAND RANCH
CLERMONT, FL

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TAYLOR MORRISON HOME CORPORATION (TMHC) 4900 N. SCOTTSDALE ROAD, SUITE 2000 SCOTTSDALE, AZ 85251

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2017, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2017, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E27557-P91292	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAYLOR MORRISON HOME CORPORATION (TMHC)		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following director nominees:

1.	Election of Directors Nominees:	☐	☐	☐
01) Sheryl D. Palmer 02) Jason Keller 03) Peter Lane

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.					☐	☐	☐

4.	Approval of the Amendment and Restatement of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan.					☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E27558-P91292

TAYLOR MORRISON HOME CORPORATION (TMHC)

Annual Meeting of Stockholders

May 31, 2017 8:30 AM Local Time

This proxy is solicited by the Board of Directors

The stockholder hereby appoints C. David Cone, Darrell C. Sherman and Benjamin A. Aronovitch, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of TAYLOR MORRISON HOME CORPORATION (TMHC) that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Local Time on May 31, 2017, at the offices of Snell & Wilmer L.L.P., located at One Arizona Center, 400 East Van Buren Street, Phoenix, Arizona 85004, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed, but no such direction is made, this proxy will be voted “FOR” each of the director nominees, “FOR” proposals 2, 3 and 4, and at the discretion of the proxy holders on any other matter(s) that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side

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